UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Hyperfine, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

351 New Whitfield Street

Guilford, Connecticut 06437

April 24, 2023

To Our Stockholders:

You are cordially invited to attend the 2023 annual meeting of stockholders of Hyperfine, Inc. to be held at 11:00 a.m., Eastern Time, on Thursday, June 8, 2023. This will be my second year participating in the annual meeting of stockholders and the first since becoming President and Chief Executive Officer in October 2022. We have made significant and measurable progress since last year’s annual meeting of stockholders, including the following:

•	Listing. We completed our first full year as a publicly traded company.

•

Innovation. We continued to advance the field of ultra-low field MRI and have strengthened image quality through multiple FDA-cleared, AI-powered software upgrades. In addition to multiple FDA clearances, we received several international approvals including UK Conformity Assessment marking in the United Kingdom and CE marking in the European Union. Lastly, we launched a partnership with Viz.ai, a leading AI-powered disease detection and intelligent care coordination platform, to continue enhancing our diagnostic imaging capabilities.

•	Clinical Evidence. We saw a large number of publications and presentations on the clinical value of Swoop published and presented via major journals and neurology and imaging meetings.

•

Commercial Expansion. We strengthened several key partnerships and customer relationships yielding new multi-unit contracts, including a strong partnership with the Bill & Melinda Gates Foundation through Kings College London. We also have completed a restructuring of our U.S. sales team while reengineering our sales and clinical support processes.

•	Reorganization. We implemented important measures to right size our business and extend our cash runway.

This year’s annual meeting will be conducted solely via live audio webcast on the internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/HYPR2023. You will not be able to attend the annual meeting in person. We encourage you to vote by proxy soon so that your shares will be represented and voted at the meeting, whether or not you can attend.

Details regarding the meeting, the business to be conducted at the meeting, and information about Hyperfine, Inc. that you should consider when you vote your shares are described in the accompanying proxy statement.

At the annual meeting, six persons will be elected to our board of directors. In addition, we will ask stockholders to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 and to approve a proposed amendment to our certificate of incorporation, as amended. Our board of directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On April 24, 2023, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) containing instructions on how to access our proxy statement for our 2023 annual meeting of stockholders and our 2022 annual report to stockholders. The Internet Availability Notice also provides instructions on how to vote online or by telephone, how to access the virtual annual meeting, and how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either virtually at the annual meeting or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Hyperfine, Inc.

Sincerely,

Maria Sainz
President and Chief Executive Officer

351 New Whitfield Street

Guilford, Connecticut 06437

April 24, 2023

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

TIME:	11:00 a.m. Eastern Time

DATE:	Thursday, June 8, 2023

ACCESS:	This year’s annual meeting will be held virtually via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HYPR2023 and entering the 16-digit control number included in the Notice of Internet Availability or proxy card that you receive.

PURPOSES:

1.	To elect six directors to serve one-year terms expiring in 2024;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	To approve a proposed amendment to the Hyperfine, Inc. certificate of incorporation, as amended, to limit the liability of our officers as permitted by recent amendments to Delaware law; and

4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Hyperfine, Inc. Class A common stock or Class B common stock at the close of business on April 20, 2023. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 351 New Whitfield Street, Guilford, Connecticut 06437. If you wish to view this list, please contact our Corporate Secretary at Hyperfine, Inc. 351 New Whitfield Street, Guilford, Connecticut 06437, (866) 796-6767. Such list will also be available for examination by the stockholders during the annual meeting at www.virtualshareholdermeeting.com/HYPR2023.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy will not be used.

BY ORDER OF OUR BOARD OF DIRECTORS

Brett Hale
Chief Administrative Officer, Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	9
MANAGEMENT AND CORPORATE GOVERNANCE	11
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	20
EQUITY COMPENSATION PLAN INFORMATION	33
REPORT OF AUDIT COMMITTEE	34
DELINQUENT SECTION 16(A) REPORTS	35
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	36
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	41
PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	42
PROPOSAL NO. 3 - AMENDMENT OF OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO LIMIT THE LIABILITY OF OUR OFFICERS AS PERMITTED BY RECENT AMENDMENTS TO DELAWARE LAW	45
CODE OF CONDUCT AND ETHICS	46
OTHER MATTERS	46
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR	46
APPENDIX A – FORM OF CERTIFICATE OF AMENDMENT	A-1

Hyperfine, Inc.

351 New Whitfield Street

Guilford, Connecticut 06437

PROXY STATEMENT FOR THE HYPERFINE, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2023

This proxy statement, along with the accompanying notice of 2023 annual meeting of stockholders, contains information about the 2023 annual meeting of stockholders of Hyperfine, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 11:00 a.m., Eastern Time, on Thursday, June 8, 2023. Since hosting a virtual annual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our annual meeting, this year’s annual meeting will be conducted solely via live audio webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/HYPR2023. You will not be able to attend the annual meeting in person.

In this proxy statement, we refer to Hyperfine, Inc. and its wholly-owned subsidiaries as “Hyperfine,” the “Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

On or about April 24, 2023, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2023 annual meeting of stockholders and our 2022 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2023

This proxy statement, the notice of 2023 annual meeting of stockholders, our form of proxy card and our 2022 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your Internet Availability Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2022, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.hyperfine.io. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Hyperfine, Inc., Attn: Investor Relations, 351 New Whitfield Street, Guilford, Connecticut 06437. Exhibits will be provided upon written request and payment of an appropriate processing fee.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, including the letter to shareholders included at the beginning of this proxy statement, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern, among other things, expectations about the Company’s financial and operating results, the Company’s commercial plans, the benefits of the Company’s products and services, and the Company’s future performance and its ability to implement its strategy. These statements involve risks, uncertainties and assumptions and are based on the current estimates and assumptions of the management of the Company as of the date of the proxy statement and are subject to uncertainty and changes. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, those set forth under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our periodic and current reports. All information in this proxy statement, including the letter to shareholders, is as of the date of this proxy statement, and the Company undertakes no duty to update this information unless required by law.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors is soliciting your proxy to vote at the 2023 annual meeting of stockholders to be held virtually, on Thursday, June 8, 2023, at 11:00 a.m., Eastern Time, and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying notice of 2023 annual meeting of stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the notice of 2023 annual meeting of stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 because you owned shares of our Class A common stock or Class B common stock (together, the “common stock”) on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Internet Availability Notice, and, if applicable, proxy materials to stockholders on or about April 24, 2023.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”), we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Internet Availability Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Internet Availability Notice. Instead, the Internet Availability Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Why Are You Holding a Virtual Annual Meeting?

Since hosting a virtual annual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our annual meeting, this year’s annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our board of directors or management, as time permits.

How do I Access the Virtual Annual Meeting?

The live audio webcast of the annual meeting will begin promptly at 11:00 a.m., Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the annual meeting to allow time for you to log in and test your device’s audio system. The virtual annual meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the annual meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the annual meeting.

To be admitted to the virtual annual meeting, you will need to log in at www.virtualshareholdermeeting.com/HYPR2023 using the 16-digit control number found on the Internet Availability Notice or the proxy card previously mailed or made available to stockholders entitled to vote at the annual meeting.

Will I Be Able to Ask Questions and Have These Questions Answered During the Virtual Annual Meeting?

Stockholders may submit questions for the annual meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/HYPR2023, typing your question into the ‘‘Ask a Question” field, and clicking ‘‘Submit.” Please submit any questions before the start time of the meeting. Appropriate questions related to the business of the annual meeting (the proposals being voted on) will be answered during the annual meeting, as time permits. Additional information regarding the ability of stockholders to ask questions during the annual meeting, related to rules of conduct and other materials for the annual meeting will be available at www.virtualshareholdermeeting.com/HYPR2023.

What Happens if There Are Technical Difficulties During the Annual Meeting?

Beginning 15 minutes prior to, and during, the annual meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the technical support line available at www.virtualshareholdermeeting.com/HYPR2023.

Who May Vote?

Only stockholders of record at the close of business on April 20, 2023 will be entitled to vote at the annual meeting. As of the close of business on the record date, there were 71,067,533 shares of our common stock outstanding and entitled to vote, including 56,012,245 shares of Class A common stock and 15,055,288 shares of Class B common stock. Our Class A common stock and Class B common stock are our only classes of voting stock.

If on April 20, 2023 your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record.

If on April 20, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Internet Availability Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our Class A common stock that you own entitles you to one (1) vote and each share of our Class B common stock that you own entitles you to twenty (20) votes.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR, AGAINST or ABSTAIN for each nominee for director and whether your shares should be voted FOR, AGAINST or ABSTAIN with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting.

If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Internet Availability Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.

•

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m., Eastern Time, on June 7, 2023.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers.

How Does Our Board of Directors Recommend that I Vote on the Proposals?

Our board of directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and

•	“FOR” the amendment to the Hyperfine, Inc. certificate of incorporation, as amended, to limit the liability of our officers as permitted by recent amendments to Delaware law.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by notifying our Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or

•

by attending the annual meeting and voting at the meeting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Internet Availability Notice or Proxy Card?

You may receive more than one Internet Availability Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	Each of the nominees for director will be elected by the affirmative vote of a majority of the votes cast in favor of or against the election of such nominee. For each nominee, you may vote either FOR, AGAINST or ABSTAIN for such nominee. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, our audit committee of our board of directors will reconsider its appointment.

Proposal 3: Approve Amendment to Hyperfine, Inc. Certificate of Incorporation, As Amended	The affirmative vote of a majority of the voting power of our outstanding common stock is required to approve the amendment to the Hyperfine, Inc. certificate of incorporation, as amended, to limit the liability of our officers as permitted by recent amendments to Delaware law. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Abstentions and broker non-votes, if any, will be treated as votes against this proposal.

The Vice Chairperson of our board of directors, Jonathan M. Rothberg, Ph.D., beneficially owns 100% of our Class B common stock and controls a majority of the voting power of all of our outstanding shares of capital stock. As a result, Dr. Rothberg has the power to elect each of the nominees named in this proxy statement, ratify the appointment of our independent registered public accounting firm, and approve the amendment to the Hyperfine, Inc. certificate of incorporation, as amended.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority in voting power of our common stock issued and outstanding and entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

This year, our annual meeting will be held in a virtual meeting format only. To attend the virtual annual meeting, go to www.virtualshareholdermeeting.com/HYPR2023 shortly before the meeting time, and follow the instructions for downloading the webcast. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple Hyperfine, Inc. stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our Internet Availability Notice or if applicable, our proxy materials to you if you write or call our Corporate Secretary at: Hyperfine, Inc., 351 New Whitfield Street, Guilford, Connecticut 06437 or (866) 796-6767. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

•	following the instructions provided on your Internet Availability Notice or proxy card; or

•	following the instructions provided when you vote over the Internet.

Description of the Business Combination Completed in December 2021

On December 22, 2021, HealthCor Catalio Acquisition Corp., a blank check company incorporated as a Cayman Islands exempted company with limited liability (“HealthCor” and after the Business Combination described herein, the “Company”), after domesticating as a Delaware corporation on December 21, 2021, consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated as of July 7, 2021 (the “Business Combination Agreement”), by and among HealthCor, Optimus Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of HealthCor (“Merger Sub I”), Optimus Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of HealthCor (“Merger Sub II”), Hyperfine, Inc., a Delaware corporation (“Legacy Hyperfine”), and Liminal Sciences, Inc., a Delaware corporation (“Liminal”). On December 22, 2021, immediately upon the consummation of the Business Combination, and such completion, the “Closing”, Merger Sub I merged with and into Legacy Hyperfine (the “Hyperfine Merger”), with Hyperfine surviving the Hyperfine Merger as a wholly owned subsidiary of HealthCor, and Merger Sub II merged with and into Liminal (the “Liminal Merger”), with Liminal surviving the Liminal Merger as a wholly owned subsidiary of HealthCor. In addition, immediately prior to the Closing, HealthCor issued 12,610,000 shares of Class A common stock at a purchase price of $10.00 per share (the “PIPE Investment”) to certain institutional investors and accredited investors. In connection with the Business Combination, HealthCor changed its name to “Hyperfine, Inc.,” Legacy Hyperfine changed its name to “Hyperfine Operations, Inc.” and Liminal changed its name to “Liminal Operations, Inc.” and subsequently to “Liminal Sciences, Inc.” Following the Closing, our Class A common stock is listed on the Nasdaq Global Market under the symbol “HYPR”. Unless the context requires otherwise, references in this proxy statement to the “Company,” “we,” “us,” and “our” refer to Hyperfine, Inc. and its wholly-owned subsidiaries, including Legacy Hyperfine and Liminal, as the case may be.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2023 by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our executive officers named in the Summary Compensation Table included elsewhere in this proxy statement and each of our directors and director nominees; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options that are currently exercisable or exercisable within 60 days and restricted stock units that vest within 60 days. Shares of Class A common stock issuable upon exercise of options currently exercisable within 60 days and restricted stock units that vest within 60 days are deemed outstanding solely for purposes of calculating the percentage of total ownership and total voting power of the beneficial owner thereof.

The beneficial ownership of our common stock is based on 55,998,126 shares of our Class A common stock and 15,055,288 shares of our Class B common stock issued and outstanding as of April 1, 2023.

Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Unless otherwise indicated, the business address of each of the following entities or individuals is c/o Hyperfine, Inc., 351 New Whitfield Street, Guilford, Connecticut 06437.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock	%	Number of Shares Class B Common Stock	%	Voting Power**
Directors and Named Executive Officers:
Jonathan M. Rothberg, Ph.D.(1)	2,976,689	5.2%	15,055,288	100%	84.9%
Maria Sainz(2)	26,368	*	—	—	*
Alok Gupta(3)	121,462	*	—	—	*
Khan Siddiqui, M.D.(4)	330,548	*	—	—	*
Dave Scott(5)	245,712	*	—	—	*
R. Scott Huennekens(6)	318,164	*	—	—	*
Scott White(7)	7,337	*	—	—	*
John Dahldorf(8)	6,529	*	—	—	*
Ruth Fattori(9)	107,420	*	—	—	*
Daniel J. Wolterman(10)	6,529	*	—	—	*
All Current Directors and Executive Officers as a Group (8 Individuals)(11)	3,772,247	6.5%	15,055,288	100%	85.4%
Five Percent Holders:
Jonathan M. Rothberg, Ph.D.(1)	2,976,689	5.2%	15,055,288	100%	84.9%
HealthCor Group, LLC(12)	5,443,353	9.7%	—	—	1.5%

*	Indicates beneficial ownership of less than 1%.
**

Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock as a single class. Each share of Class B common stock is entitled to 20 votes per share and each share of Class A common stock is entitled to one vote per share.

(1)	Consists of shares of Class A common stock and Class B common stock held by Jonathan M. Rothberg, Ph.D., Dr. Rothberg’s spouse, Dr. Rothberg’s revocable trust, 4C Holdings I, LLC, 4C Holdings V, LLC,

2012 JMR Trust Common, LLC, 23rd Century Capital LLC, JNR TR, LLC, GBR TR, LLC, NVR TR, LLC and EJR TR, LLC, and options to purchase 982,500 shares of Class A common stock exercisable within 60 days of April 1, 2023 held by Dr. Rothberg. Dr. Rothberg, the Founder of Legacy Hyperfine and Liminal, is the sole manager of 4C Holdings I, LLC, 4C Holdings V, LLC, 2012 JMR Trust Common, LLC, JNR TR, LLC, GBR TR, LLC, NVR TR, LLC and EJR TR, LLC, and has sole voting and investment control of Class A common stock and Class B common stock owned by those entities. Dr. Rothberg’s son is the manager of 23rd Century Capital LLC. Dr. Rothberg disclaims beneficial ownership of the securities held by these persons and entities except to the extent of his pecuniary interest therein.
(2)	Consists of shares of Class A common stock held by Ms. Sainz.
(3)

Consists of 27,581 shares of Class A common stock and options to purchase 93,881 shares of Class A common stock exercisable within 60 days of April 1, 2023 held by Mr. Gupta, our former Chief Financial Officer and Treasurer.

(4)

Consists of 25,195 shares of Class A common stock, options to purchase 299,602 shares of Class A common stock exercisable within 60 days of April 1, 2023, and 5,751 shares of Class A common stock issuable upon vesting of RSUs within 60 days of April 1, 2023, held by Dr. Siddiqui.

(5)

Consists of 83,374 shares of Class A common stock and 162,338 shares of Class A common stock issuable upon vesting of RSUs within 60 days of April 1, 2023 held by Mr. Scott, our former President, Chief Executive Officer and director.

(6)	Consists of 6,529 shares of Class A common stock and options to purchase 311,635 shares of Class A common stock exercisable within 60 days of April 1, 2023 held by Mr. Huennekens.
(7)	Consists of shares of Class A common stock held by Mr. White, our former Chief Commercial Officer.
(8)	Consists of shares of Class A common stock held by Mr. Dahldorf.
(9)	Consists of 7,420 shares of Class A common stock and options to purchase 100,000 shares of Class A common stock exercisable within 60 days of April 1, 2023 held by Ms. Fattori.
(10)	Consists of shares of Class A common stock held by Mr. Wolterman.
(11)

See footnotes 1, 2, 4, 6 and 8 through 10. Brett Hale, our Chief Administrative Officer, Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary, is also a current executive officer but does not beneficially own any securities as of April 1, 2023.

(12)

Based on Schedule 13G/A filed by HC Sponsor LLC on February 14, 2023. Consists of 3,381,500 shares of Class A common stock held directly by entities affiliated with HC Sponsor LLC (such affiliates, the “HC Affiliates”). HC Sponsor LLC is managed by its manager, HealthCor Sponsor Investments LLC, which is managed by its manager, HealthCor Group, LLC, which also indirectly manages the HC Affiliates. Arthur Cohen and Joseph Healey are the controlling members of HealthCor Group, LLC and hold 781,226 and 781,227 of the shares of Class A common stock, respectively. In addition, separately managed accounts (the “SMAs”) managed by HealthCor Management, L.P. own 499,400 shares of Class A common stock. Messrs. Cohen and Healey are the managers of the general partner of HealthCor Management, L.P. As such, Messrs. Cohen and Healey have voting and investment discretion with respect to the securities held by the HC Affiliates and the SMAs but disclaim beneficial ownership of such securities. The business address for these individuals and entities is 55 Hudson Yards, 28th Floor, New York, NY 10001.

MANAGEMENT AND CORPORATE GOVERNANCE

Board of Directors and Management

Our certificate of incorporation, as amended, and our bylaws provide that our business is to be managed by or under the direction of our board of directors. Our board of directors currently consists of six members and each of our directors is elected annually.

On April 6, 2023, at the recommendation of the nominating and corporate governance committee, our board of directors voted to nominate Maria Sainz, R. Scott Huennekens, Jonathan M. Rothberg, Ph.D., John Dahldorf, Ruth Fattori, and Daniel J. Wolterman, each currently one of our directors, for election at the 2023 annual meeting of stockholders, to serve until the 2024 annual meeting of stockholders, and until their respective successors have been elected and qualified or subject to their earlier death, resignation, disqualification or removal.

The following table sets forth certain information concerning our executive officers and directors as of April 1, 2023:

Name	Age	Position
Executive Officers:
Maria Sainz	57	President, Chief Executive Officer and Director
Brett Hale	49	Chief Administrative Officer, Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary
Khan Siddiqui, M.D.	49	Chief Medical Officer and Chief Strategy Officer
Non-Employee Directors:
R. Scott Huennekens	58	Executive Chairperson
Jonathan M. Rothberg, Ph.D.	59	Vice Chairperson
John Dahldorf	66	Director
Ruth Fattori	71	Director
Daniel J. Wolterman	66	Director

Executive Officers

Maria Sainz has served as our President and Chief Executive Officer since October 2022 and has served on our board of directors since the closing of the Business Combination in December 2021. Ms. Sainz also serves as a member of the board of directors of ShockWave Medical, Inc., and was previously on the board of directors of Avanos Medical Inc., Atrion Corporation, Orthofix Medical Inc., Iridex Corporation and MRI Interventions, Inc. Ms. Sainz served as the President and CEO of Aegea Medical Inc., a medical device company in the women’s health space focused on the development of technology for endometrial ablation, from May 2018 through February 2021. Prior to that, she served as the President and CEO of Cardiokinetix Inc., and before that, as President and CEO of Concentric Medical, Inc. Ms. Sainz received a Bachelor of Arts in Linguistics from the University Complutense in Madrid, Spain and a Masters in International Business from the American Graduate School of International Management. Ms. Sainz’s qualifications to serve on our board of directors include her knowledge of our business as our President and Chief Executive Officer and her leadership experience in the healthcare industry.

Brett Hale has served as our Chief Administrative Officer since February 2023, our Chief Financial Officer since March 2023, and our Chief Compliance Officer, Treasurer and Corporate Secretary since April 2023. Mr. Hale has over 25 years of experience as a financial professional, more than 20 of which have been in the medical technology industry. From September 2017 to February 2023, Mr. Hale served as Chief Financial Officer of Bigfoot Biomedical, Inc., which develops an integrated decision support solution for insulin requiring diabetes. Prior to that, he served as Chief Financial Officer of CardioKinetix Inc., a developer of medical technology to treat heart failure, from 2013 to 2017. Prior to joining CardioKinetix, Mr. Hale served as Chief

Financial Officer of Concentric Medical, Inc., which manufactured and marketed minimally invasive devices to remove blood clots causing ischemic stroke, from 2010 through 2012, including through the acquisition of Concentric Medical, Inc. by Stryker Corp. in 2011. He began his career at Guidant Corporation (acquired by Boston Scientific Corporation) in strategic planning, sales finance, financial planning, and internal audit, as well as serving as Assurance Manager at PricewaterhouseCoopers LLP. Mr. Hale holds a B.S. in Accounting and an M.B.A. from Indiana University and was also a Certified Public Accountant.

Khan Siddiqui, M.D. has served as our Chief Medical Officer and Chief Strategy Officer since the closing of the Business Combination in December 2021 and had served as Chief Medical Officer and Chief Strategy Officer of Legacy Hyperfine since January 2020. Dr. Siddiqui also serves on a medical advisory board of 4Catalyzer Corporation (“4Catalyzer”) that provides services to 4Catalyzer companies. Prior to joining the Company, Dr. Siddiqui founded and served in leadership roles at higi, Inc. as the Chief Executive Officer from 2012 to 2013 and the Chief Medical Officer and Chief Technology Officer from 2013 to 2021. Dr. Siddiqui received an M.D. degree from Aga Khan University in Karachi, Pakistan and completed a fellowship in imaging informatics at the University of Maryland Medical Center.

Non-Employee Directors

R. Scott Huennekens has served as the Executive Chairperson of our board of directors since the closing of the Business Combination in December 2021 and had served as the Executive Chairman of Legacy Hyperfine’s board of directors since April 2021. From July 2022 to October 2022, Mr. Huennekens also served as our Interim President and Chief Executive Officer. Mr. Huennekens also serves as a member of the board of directors of Acutus Medical, Inc., Envista Holdings Corporation and NuVasive, Inc., and was previously on the board of REVA Medical, Inc. and ViewRay, Inc. From August 2015 to December 2018, Mr. Huennekens was the President, Chief Executive Officer and Chairman of the board for Verb Surgical. Prior to joining Verb Surgical in 2015, Mr. Huennekens was President, Chief Executive Officer and a board member of Volcano Corporation for 13 years. Mr. Huennekens received a Bachelor of Science degree in Business Administration from the University of Southern California, and a Master of Business Administration degree from Harvard Graduate School of Business. Mr. Huennekens’ qualifications to serve on our board of directors include his extensive executive experience in the biomedical technology industry and his significant corporate governance experience.

Jonathan M. Rothberg, Ph.D. is the Founder of Legacy Hyperfine and Liminal and has served as Vice Chairperson of our board of directors since the closing of the Business Combination in December 2021 and had served on the board of directors of Legacy Hyperfine since 2014 and the board of directors of Liminal since 2018. Dr. Rothberg previously served as Legacy Hyperfine’s Chief Executive Officer from 2014 to 2021. Dr. Rothberg is a scientist and entrepreneur who was awarded the National Medal of Technology and Innovation, the nation’s highest honor for technological achievement, by President Obama for inventing and commercializing high-speed DNA sequencing. Dr. Rothberg is the Founder of the 4Catalyzer medical technology incubator and the Founder and Chairman of its companies: Legacy Hyperfine, Liminal, Quantum-Si Incorporated, Butterfly Network, Inc., AI Therapeutics, Inc. (formerly LAM Therapeutics, Inc.), identifeye Health Inc. (formerly Tesseract Health, Inc.), Protein Evolution, Inc., and Detect, Inc. (formerly Homodeus Inc.). These companies focus on using inflection points in medicine, such as deep learning, next-generation sequencing, and the silicon supply chain, to address global healthcare challenges. Additionally, Dr. Rothberg serves as an Adjunct Professor of Research of Genetics at Yale School of Medicine. Dr. Rothberg previously founded and served as Chairman, Chief Executive Officer, and Chief Technology Officer of Ion Torrent Systems, Inc. from 2007 to 2010, and founded and served as Chairman and Chief Executive Officer of RainDance Technologies, Inc. from 2004 to 2009. From 1999 to 2007, Dr. Rothberg co-founded and served as Chairman of ClarifI, Inc., and from 1999 to 2006, he founded and served as Chairman, Chief Executive Officer and Chief Technology Officer of 454 Life Sciences Corporation. With 454 Life Sciences, Dr. Rothberg brought to market the first new way to sequence genomes since Sanger and Gilbert won the Nobel Prize for their method in 1980. With 454’s technology, Dr. Rothberg sequenced the first individual human genome, and with Svante Paabo he initiated the first large-scale effort to sequence ancient DNA (The Neanderthal Genome Project). Prior to 454 Life Sciences,

Dr. Rothberg founded and served as Chairman and Chief Executive Officer of CuraGen Corporation from 1993 to 2004. Dr. Rothberg’s contributions to the field of genome sequencing include the first non-bacterial cloning method (cloning by limited dilution) and the first massively parallel DNA sequencing method (parallel sequencing by synthesis on a single substrate), concepts that have formed the basis for all subsequent next generation sequencing technologies. Dr. Rothberg is an Ernst and Young Entrepreneur of the Year, is the recipient of The Wall Street Journal’s First Gold Medal for Innovation, SXSW Best in Show, Nature Methods First Method of the Year Award, the Connecticut Medal of Technology, the DGKL Biochemical Analysis Prize, and an Honorary Doctorate of Science from Mount Sinai. Dr. Rothberg is a member of the National Academy of Engineering, a member of the Connecticut Academy of Science and Engineering, a trustee of Carnegie Mellon University and an Adjunct Professor of Genetics at Yale University. Dr. Rothberg serves as Interim Chief Executive Officer and Chairman of the board of directors of Butterfly Network, Inc. (NYSE: BFLY) and Chairman of the board of directors of Quantum-Si Incorporated (Nasdaq: QSI). Dr. Rothberg received his Ph.D., M.Phil. and M.S. in biology from Yale University and his B.S. in chemical engineering from Carnegie Mellon University. Dr. Rothberg’s qualifications to serve on our board of directors include his significant scientific, executive and board leadership experience in the technology industry, as well as his knowledge of our business as the Founder of Legacy Hyperfine and Liminal.

John Dahldorf has served on our board of directors since the closing of the Business Combination in December 2021. From 2017 to March 2023, Mr. Dahldorf was the Chief Financial Officer of SCN BestCo. From 2015 to 2017, Mr. Dahldorf was the Chief Financial Officer of Acutus Medical, Inc. Mr. Dahldorf received a Bachelor of Finance and Master of Business Administration from Western Illinois University. Mr. Dahldorf’s qualifications to serve on our board of directors include his extensive financial and accounting experience.

Ruth Fattori has served on our board of directors since the closing of the Business Combination in December 2021 and had served on the board of directors of Legacy Hyperfine since August 2021. Since January 2019, Ms. Fattori serves as the Managing Partner of Pecksland Partners, a consulting firm dedicated to advising board of directors, CEOs and senior executives on human resources issues. Ms. Fattori also serves as a Senior Advisor at the Boston Consulting Group supporting their CEO Advisory program and People and Organization Practice. From February 2013 through December 2018, Ms. Fattori served in various roles at PepsiCo, Inc., most recently as Executive Vice President and Chief Human Resources Officer. From 2010 to February 2013, Ms. Fattori served as Managing Partner of Pecksland Partners, and from 2008 to 2009 she was Executive Vice President and Chief Administrative Officer for MetLife. Earlier, Ms. Fattori was the Executive Vice President and Chief Human Resources Officer at Motorola. Ms. Fattori also serves on the board of directors of Quantum-Si Incorporated. Ms. Fattori received a Bachelor of Science in mechanical engineering from Cornell University. Ms. Fattori’s qualifications to serve on our board of directors include her extensive executive and human resources management experience.

Daniel J. Wolterman has served on our board of directors since the closing of the Business Combination in December 2021. Mr. Wolterman is currently Chief Executive Officer of Wolterman Consulting LLC, a provider of strategic and operational consulting services to healthcare providers and other entities. From January 2018 to May 2019, Mr. Wolterman served as Chief Executive Officer of ColubrisMX, Inc. and X-Cath, Inc., both privately held medical device companies. Mr. Wolterman previously served as President and Chief Executive Officer of Memorial Hermann Health System, the largest not-for-profit health system in Southeast Texas, from 2002 until his retirement from Memorial Hermann in May 2016. Mr. Wolterman has more than 40 years of experience in the healthcare industry and a long history of community involvement. Mr. Wolterman has served as a member of the board of directors of NuVasive, Inc. since July 2015 and the chairman of the board of directors of NuVasive, Inc. since May 2021. Mr. Wolterman previously served on the board of directors of Invuity, Inc. and Volcano Corporation. In addition, Mr. Wolterman was the 2016 Inductee into the Texas Business Hall of Fame. Mr. Wolterman received a Bachelor of Science degree in business administration and a Master of Business Administration degree from the University of Cincinnati and a Master of Healthcare Administration degree from Xavier University. Mr. Wolterman’s qualifications to serve on our board of directors include his leadership experience in the healthcare industry.

There are no family relationships between or among any of our directors or executive officers.

There are no legal proceedings to which any of our directors or executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Director Diversity

Board Diversity Matrix (As of April 1, 2023)
Total Number of Directors
6
	Female	Male	Non- Binary	Did Not Disclose Gender
Gender:
Directors	2	4	—	—
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian (other than South Asian)	—	—	—	—
South Asian	—	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Persons with Disabilities	—

Controlled Company Exemption

Jonathan M. Rothberg, Ph.D. beneficially owns a majority of the voting power of all outstanding shares of our common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq Listing Rules. Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that director nominees must either be selected, or recommended for the board’s selection, either by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or a nominating and corporate governance committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities. As a result, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If we cease to be a “controlled company” and our shares continue to be listed on The Nasdaq Stock Market (“Nasdaq”), we will be required to comply with these standards and, depending on the board’s independence determination with respect to our then-current directors, we may be required to add additional directors to our board in order to achieve such compliance within the applicable transition periods.

Composition of the Board of Directors

Our business and affairs are managed under the direction of our board of directors. Our board of directors is declassified and the directors will be elected annually.

Independence of the Board of Directors

Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. As a controlled company, we are largely exempt from such requirements. Based upon information requested from and provided by each proposed director concerning his or her background, employment and affiliations, including family relationships, we have determined that John Dahldorf, Ruth Fattori and Daniel J. Wolterman, representing three of our directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq.

Board Committees

The standing committees of our board of directors consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may from time to time establish other committees.

Our chief executive officer and other executive officers will regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our board of directors will provide appropriate risk oversight of our activities given the controlling interests held by Jonathan M. Rothberg, Ph.D.

Meeting Attendance

During the fiscal year ended December 31, 2022, there were five meetings of our board of directors and the various committees of our board of directors met a total of 26 times. No director attended fewer than 75% of the total number of meetings of the board of directors and of committees of the board of directors on which such director served during the fiscal year ended December 31, 2022. The board of directors has adopted a policy under which each member of the board of directors makes every effort to but is not required to attend each annual meeting of our stockholders.

Audit Committee

Our audit committee met seven times during the fiscal year ended December 31, 2022. Our audit committee consists of John Dahldorf, who serves as the chairperson, Ruth Fattori and Daniel J. Wolterman. Each member of the audit committee qualifies as an independent director under the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our board of directors has determined that Mr. Dahldorf qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.

The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist the board of directors in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our independent registered public accounting firm. Please see the report of the audit committee set forth elsewhere in this proxy statement.

The board of directors has adopted a written charter for the audit committee which is available on our website at https://hyperfine.io under Investors — Corporate Governance — Documents & Charters.

Compensation Committee

Our compensation committee met 14 times during the fiscal year ended December 31, 2022. Our compensation committee consists of Ruth Fattori, who serves as the chairperson, and John Dahldorf. Our board of directors has determined that all members of the compensation committee qualify as independent under the definition promulgated by Nasdaq.

The purpose of the compensation committee is to assist the board of directors in discharging its responsibilities relating to (1) setting our compensation program, including recommending to the board of directors the approval of the compensation of our Chief Executive Officer and our directors, and approving the compensation of our other executive officers, (2) administering and monitoring our incentive and equity-based compensation plans and (3) preparing the compensation committee report, if required, in our proxy statement under the rules and regulations of the SEC.

The compensation committee evaluates each executive officer’s performance for the prior year. In connection with the annual review cycle for 2022, Ms. Sainz, our President and Chief Executive Officer, meets with our executive officers to discuss our accomplishments and the individual’s performance and contributions during the prior year. Ms. Sainz also evaluates company performance against corporate goals. This process leads to a recommendation by Ms. Sainz to the compensation committee with respect to each executive officer, other than herself, as to:

•	the achievement of corporate goals and individual performance;

•	the level of contributions made to the general management and leadership of the Company;

•	the appropriateness of salary increases; and

•	the amount of bonuses to be paid, if any.

These recommendations are reviewed and taken into account by the compensation committee, together with the compensation committee’s evaluation of Ms. Sainz’s performance and contributions. The compensation committee then approves the compensation of our executive officers other than our President and Chief Executive Officer, and makes a recommendation regarding the compensation of our President and Chief Executive Officer to the full board of directors, which then approves the compensation of our President and Chief Executive Officer. Ms. Sainz, our President and Chief Executive Officer and a director, will not be present when the board of directors discusses and makes decisions about her compensation. The compensation committee also grants equity awards to our executive officers.

The compensation committee may engage compensation consultants to evaluate executive compensation, discuss general compensation trends, provide competitive market practice data, including a peer group, and assist in the design and implementation of certain elements of the executive compensation program.

In anticipation of the Business Combination, our compensation committee engaged Aon’s Human Capital Solutions practice, a division of Aon plc, an independent executive compensation consulting firm, or Aon, as its independent compensation consultant. Aon reports directly to the compensation committee, and the compensation committee has the sole authority to hire, fire and direct the work of Aon. As part of its engagement, Aon was requested by the compensation committee to create our executive compensation peer group and perform an analysis of executive compensation as relates to base salary, target annual cash incentives and long-term equity incentives. Aon provided recommendations for public company executive compensation, including base salary increases of certain executive officers, target bonus opportunities for the annual performance-based cash incentive plan, and issuance of equity awards to certain executive officers based on its review of proxy statement data, proprietary survey data, current industry trends, existing employment arrangements, competitive equity dilution and overhang and other factors specifically related to us. Aon also provided recommendations with respect to employee equity grants. The board of directors and compensation committee considered these recommendations, along with the Company’s and each executive’s performance, in determining these compensation changes, which were made to ensure better alignment with our compensation philosophy and in consideration of internal pay equity. In addition, Aon developed recommendations for director compensation which we used to create our public company director compensation policy.

Although our board of directors and compensation committee consider the advice and recommendations of Aon or any other independent compensation consultant that our compensation committee may engage as to our executive or director compensation, our board of directors and compensation committee ultimately make their own decisions about these matters.

Aon did not provide any services to us or our compensation committee other than as described above in connection with our executive and director compensation for 2022, although we may engage Aon or another consultant to provide services for us in connection with executive and director compensation in the future. The compensation committee has assessed the independence of Aon pursuant to SEC rules and concluded that Aon’s work for the compensation committee does not raise any conflict of interest.

The board of directors has adopted a written charter for the compensation committee, which is available on our website at https://hyperfine.io under Investors — Corporate Governance — Documents & Charters.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee met five times during the fiscal year ended December 31, 2022. Our nominating and corporate governance committee consists of Daniel J. Wolterman, who serves as the chairperson, and Ruth Fattori. All members of the nominating and corporate governance committee qualify as independent under the definition promulgated by Nasdaq.

The purpose of the nominating and corporate governance committee is to assist the board of directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board of directors members, consistent with criteria approved by the board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of stockholders, (3) identifying members of the board of directors qualified to fill vacancies on any committee of the board of directors and recommending that the board of directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the board of directors corporate governance principles applicable to us, (5) overseeing the evaluation of the board of directors, (6) overseeing the process of succession planning for the Chief Executive Officer and, as warranted, other senior officers of Hyperfine and (7) handling such other matters that are specifically delegated to the committee by the board of directors from time to time.

Generally, our nominating and corporate governance committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the nominating and corporate governance committee will evaluate a candidate’s qualifications in accordance with our Corporate Governance Guidelines and the “Nominating and Corporate Governance Committee Policy Regarding Qualifications of Directors” appended to our nominating and corporate governance committee charter. Threshold criteria include: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication and conflicts of interest. Our nominating and corporate governance committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the nominating and corporate governance committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, it must follow the procedures described in our bylaws, in the “Policy on Stockholder Recommendation of Candidates for Election as Directors” appended to our nominating and corporate governance committee charter, and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. Any such recommendation should be made in writing to the nominating and corporate governance committee, care of our Corporate Secretary at our principal executive office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

•	all information relating to such person that would be required to be disclosed in a proxy statement;

•	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;

•	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and

•	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	certain biographical information concerning the proposed nominee;

•	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;

•	certain information about any other security holder of the Company who supports the proposed nominee;

•	a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and

•	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our bylaws.

The board of directors has adopted a written charter for the nominating and corporate governance committee which is available on our website at https://hyperfine.io under Investors — Corporate Governance — Documents & Charters.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines that serve as a flexible framework within which our board of directors and our committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, meetings of non-management directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of our chief executive officer and management succession planning. A copy of our corporate governance guidelines is posted on our website at https://hyperfine.io under Investors — Corporate Governance — Documents & Charters.

Compensation Committee Interlocks and Insider Participation

Our compensation committee has two members, Ruth Fattori, who serves as the chairperson, and John Dahldorf. In 2022, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our board of directors or compensation committee. There are no family relationships between or among the members of our board of directors or executive officers.

Board Leadership Structure and Role on Risk Oversight

The positions of our chairperson of the board and chief executive officer are separate. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairperson of the board to lead the board of directors in its fundamental roles of setting a company’s overall strategy and providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer must devote to her position in the current business environment, as well as the commitment required to serve as our chairperson, particularly as the board of directors’ oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes that having separate positions is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.

The board of directors has extensive involvement in the oversight of risk management related to us and our business and will accomplish this oversight through the regular reporting to the board of directors by the audit committee. The audit committee will represent the board of directors by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of our business and summarize for the board of directors all areas of risk and the appropriate mitigating factors. In addition, the board of directors will receive periodic detailed operating performance reviews from management.

Policy on Anti-Hedging and Pledging

We maintain an Insider Trading Policy that, among other things, generally prohibits all officers, including our named executive officers, directors and employees from engaging in “hedging” transactions with respect to our shares. This includes short sales, hedging of share ownership positions, and transactions involving derivative securities relating to our shares. The Insider Trading Policy also generally prohibits borrowing or other arrangements involving the non-recourse pledge of our shares.

Stockholder Communications to the Board of Directors

Generally, stockholders and other constituents who have questions or concerns should contact our Investor Relations group at (866) 796-6767 or investors@hyperfine.io. However, any stockholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to the Chairperson of the board of directors at Hyperfine, Inc., 351 New Whitfield Street, Guilford, Connecticut 06437. Communications will be distributed to the board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the board of directors may be excluded, such as: junk mail and mass mailings; resumes and other forms of job inquiries; surveys; and solicitations or advertisements. In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. The number of securities and exercise prices, as applicable, described in this section have been adjusted based on the applicable exchange ratios to reflect the number of securities and exercise prices following the Business Combination and, where applicable, the Option Repricing (as defined below). Our named executive officers (“Named Executive Officers” or “NEOs”) are:

•	Maria Sainz, President and Chief Executive Officer,

•	Alok Gupta, Former Chief Financial Officer and Treasurer,

•	Khan Siddiqui, M.D., Chief Medical Officer and Chief Strategy Officer,

•	Dave Scott, Former President and Chief Executive Officer,

•	R. Scott Huennekens, Former Interim President and Chief Executive Officer, and

•	Scott White, Former Chief Commercial Officer.

The objective of our compensation program is to provide a total compensation package to each NEO that will enable us to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our equity holders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward NEOs for performance.

For 2022 and 2021, the compensation program for the NEOs, other than for our Executive Chairperson R. Scott Huennekens who served as our Interim President and Chief Executive Officer for part of 2022, consisted of a base salary and incentive compensation delivered in the form of cash bonuses and time-based and performance-based stock option and restricted stock unit awards, each as described below:

•

Base Salary. Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.

•	Cash Bonuses. Cash bonuses are paid to incentivize the NEOs to achieve annual financial and operating performance metrics. Other than for the CEO, the bonus is approved by the compensation committee.

•

Equity Awards. Stock option and restricted stock unit awards are made to incentivize and reward long-term gains in shareholder value, with time-based vesting terms up to four years and/or performance vesting terms to ensure retention while rewarding executives for future potential growth.

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our NEOs for the years ended December 31, 2022 and 2021.

Name and Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Maria Sainz, President and Chief Executive Officer(4)	2022	$95,192	$125,000	(5)	$—	$3,077,009	$65,498	$154,550		$3,517,249
Alok Gupta, Former Chief Financial Officer and Treasurer(6)	2022	$392,308	$—		$127,167	$76,300	$112,000	$26,596		$734,371
Khan Siddiqui, M.D., Chief Medical Officer and Chief Strategy Officer(7)	2022	$407,077	$—		$92,000	$860,093	$147,000	$27,902		$1,534,072
	2021	$331,250	$144,000	(8)	$—	$108,195	$—	$—		$583,445
Dave Scott, Former President and Chief Executive Officer(9)	2022	$432,692	$—		$—	$2,572,585	$—	$40,219		$3,045,496
	2021	$252,147	$2,000,000	(8)	$799,350	$5,848,819	$—	$—		$8,900,316
R. Scott Huennekens, Former Interim President and Chief Executive Officer(10)	2022	$112,258	$—		$—	—	$—	$1,282,221	(11)	$1,394,479
Scott White, Former Chief Commercial Officer(12)	2022	$283,750	$—		$312,906	$813,750	$—	$85,354		$1,495,760

(1)

The amount represents the aggregate grant date fair value for restricted stock unit (“RSU”) awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). A discussion of our methodology for determining grant date fair value may be found in Note 10 to our audited combined and consolidated financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 22, 2023.

(2)

The amount represents the aggregate grant date fair value for option awards computed in accordance with ASC 718. For options granted in 2022, these amounts were: Ms. Sainz ($3,077,009), Dr. Siddiqui ($717,600), Mr. Scott ($2,572,585), and Mr. White ($755,625). A discussion of our methodology for determining grant date fair value may be found in Note 10 to our audited combined and consolidated financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 22, 2023. For 2022, certain amounts reflect the incremental fair value associated with the modification of certain stock options in the previously disclosed stock option repricing effected on October 31, 2022 (the “Option Repricing”), computed in accordance with ASC Topic 718, as follows: Mr. Gupta ($76,300), Dr. Siddiqui ($142,493), and Mr. White ($58,125).

(3)	Amounts represent annual cash bonuses earned for the applicable fiscal year.
(4)

Ms. Sainz has served as our President and Chief Executive Officer since October 24, 2022 and has served as a member of our board of directors since the closing of the Business Combination. Pursuant to the terms of her Offer Letter, Ms. Sainz’s annual base salary is $550,000. In accordance with SEC regulations, the compensation disclosed in the table above under the “All Other Compensation” column consists of $54,550 in compensation received for her services as a member of our board of directors and $100,000 representing the grant date fair value of stock options granted to Ms. Sainz for her service as a non-employee director (computed as described in footnote 2 above), during the year ended December 31, 2022, as further described below under “Director Compensation.”

(5)	In connection with her Offer Letter, Ms. Sainz was entitled to a one-time signing bonus of $125,000.
(6)

Mr. Gupta joined Legacy Hyperfine on July 17, 2021 and served as our Chief Financial Officer and Treasurer from the closing of the Business Combination through March 22, 2023. His annual base salary as of December 31, 2022 was $400,000. The compensation disclosed in the table above under the “All Other Compensation” column consists of accrued paid time off payout.

(7)

Dr. Siddiqui joined Legacy Hyperfine as its Chief Medical Officer and Chief Strategy Officer on January 27, 2020. His current annual base salary is $436,800. The compensation disclosed in the table above under the “All Other Compensation” column consists of accrued paid time off payout.

(8)

Dr. Siddiqui received a $50,000 discretionary transaction bonus paid in connection with the consummation of the Business Combination and a $94,000 discretionary bonus with respect to 2021 performance. Mr. Scott received a one-time signing bonus of $1,500,000, with the first installment of $750,000 paid upon his start date and the second installment of $750,000 paid upon the six-month anniversary of his start date, and a $500,000 discretionary bonus with respect to 2021 performance.

(9)

Mr. Scott joined Legacy Hyperfine on May 24, 2021 and he resigned as our President, Chief Executive Officer and a director, effective July 29, 2022. His annual base salary as of the effective date of his resignation was $750,000. The compensation disclosed in the table above under the “All Other Compensation” column consists of accrued paid time off payout.

(10)

Mr. Huennekens served as our Interim President and Chief Executive Officer from July 29, 2022 to October 24, 2022, and has served as a member of our board of directors since the closing of the Business Combination. In accordance with SEC regulations, the compensation disclosed in the table above under the “All Other Compensation” column includes compensation received for his services as a member of our board of directors during the year ended December 31, 2022, as further described below under “Director Compensation.” Mr. Huennekens was compensated in the amount of $30,000 per month, effective as of July 1, 2022, until a new President and Chief Executive Officer was duly appointed and qualified, which occurred effective as of October 24, 2022. In addition, Mr. Huennekens continued to be entitled to an annual cash retainer fee of $50,000, an annual equity grant and the reimbursement of expenses for his service as a non-employee director in accordance with our Nonemployee Director Compensation Policy. In addition, on July 8, 2022, we terminated the Consulting Agreement, dated as of April 25, 2021, by and between Legacy Hyperfine and Mr. Huennekens, effective June 30, 2022, pursuant to which Mr. Huennekens was entitled to payment of $10,000 per month for his service as Executive Chairperson.

(11)

Consists of $60,000 received under the Consulting Agreement with Mr. Huennekens, $22,581 received as compensation for service as Executive Chairperson during the fourth quarter of 2022, $25,000 for service as a non-employee director, $100,000 representing the grant date fair value of stock options granted to Mr. Huennekens for his service as a non-employee director (computed as described in footnote 2 above), $788,291 representing the grant date fair value of additional stock options granted to Mr. Huennekens, and $286,349 representing the incremental fair value associated with the modification of certain stock options in the Option Repricing (computed as described in footnote 2 above).

(12)

Mr. White joined Legacy Hyperfine on September 27, 2021 and his employment as our Chief Commercial Officer ended effective November 15, 2022. His annual base salary as of the end of his employment was $325,000. In connection with Mr. White’s resignation, he received severance pay in the amount of $75,000. The compensation disclosed in the table above under the “All Other Compensation” column also includes $10,354 of accrued paid time off payout.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table shows information regarding outstanding equity awards held by the NEOs as of December 31, 2022. The number of securities and exercise prices, as applicable, described in this section have been adjusted based on the applicable exchange ratios to reflect the number of securities and exercise prices following the Business Combination and the Option Repricing.

	Option Awards									Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price	Option Expiration Date	Number of Shares or Units That have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
Maria Sainz	12/23/2021	—		—		—		$—	—	13,057	(2)	$10,968
	6/9/2022	—	(3)	85,345		—		$2.20	6/9/2032	—		—
	10/31/2022	—	(4)	3,175,000		—		$0.91	10/31/2032	—		—
Alok Gupta	2/9/2022	66,666	(5)	133,334		—		$0.91	2/9/2032	—		—
	2/9/2022	—	(6)	54,333		—		$0.91	2/9/2032	—		—
	3/29/2022	—		—		—		$—	—	68,750	(7)	$57,750
	3/29/2022	—		—		—		$—	—	27,167	(8)	$22,820
Khan Siddiqui, M.D.	1/27/2020	58,794	(9)	176,351		—		$0.91	1/27/2030	—		—
	4/14/2021	27,024	(10)	27,013		—		$0.91	4/14/2031	—		—
	5/12/2021	710	(11)	1,086		—		$0.91	5/12/2031	—		—
	2/9/2022	50,415	(12)	59,585		—		$0.91	2/9/2032	—		—
	2/9/2022	—		74,000	(13)	—		$0.91	2/9/2032	—		—
	3/29/2022	—		—		—		—	—	30,937	(14)	$25,987
	3/29/2022	—		—		—		—	—	37,000	(15)	$31,080
Dave Scott	4/26/2022	—		—		—		$—	—	649,350	(16)	$545,454
R. Scott Huennekens	4/27/2021	—		—		237,437	(17)	$0.91	4/27/2031	—		—
	4/27/2021	—		—		237,437	(18)	$0.91	4/27/2031	—		—
	12/23/2021	—		—		—		$—	—	13,057	(2)	$10,968
	4/27/2021	267,115	(19)	445,197		—		$0.91	4/27/2031	—		—
	3/29/2022	—	(20)	237,437		—		$0.91	3/29/2032	—		—
	6/9/2022	—	(3)	85,345		—		$2.20	6/9/2032	—		—
Scott White	2/9/2022	40,625	(21)	6,250		—		$0.91	2/9/2032	—		—
	2/9/2022	40,625	(22)	109,375		—		$0.91	2/9/2032	—		—

(1)	The market value of the stock awards is based on the closing price of our Class A common stock of $0.84 per share on December 30, 2022.
(2)	Represents the grant of RSUs on December 23, 2021. The RSUs vest in three equal annual installments beginning December 23, 2022, subject to continued service.
(3)	Represents an option to purchase 85,345 shares of Class A common stock granted on June 9, 2022. The shares underlying this option vest, subject to continued service, on June 8, 2023.
(4)

Represents an option to purchase 3,175,000 shares of Class A common stock granted on October 24, 2022. The shares underlying this option vest, subject to continued service, as follows: 25% of the shares vest on October 31, 2024, with the remainder vesting in equal monthly installments over the following 36 months.

(5)

Represents an option to purchase 200,000 shares of Class A common stock granted on February 9, 2022. The shares underlying this option vest, subject to continued service, as follows: 25% of the shares vested on August 16, 2022, with the remainder vesting in equal monthly installments over the following 36 months.

(6)

Represents an option to purchase 54,333 shares of Class A common stock granted on February 9, 2022. The shares underlying this option vest, subject to continued service, as follows: 25% of the shares vested on February 9, 2023, with the remainder vesting in equal monthly installments over the following 36 months.

(7)

Represents the grant of RSUs on March 29, 2022. The RSUs vested as to 25% on August 16, 2022, and the remainder in equal quarterly installments at the mid-point of each calendar quarter over three years beginning August 15, 2022, subject to continued service.

(8)

Represents the grant of RSUs on March 29, 2022. The RSUs vest as to 25% on March 20, 2023, and the remainder in equal quarterly installments at the mid-point of each calendar quarter over three years beginning on May 15, 2023, subject to continued service.

(9)

Represents an option to purchase 235,145 shares of Class A common stock granted on January 27, 2020. The shares underlying this option vest, subject to continued service, as follows: 25% of the shares vested on December 31, 2020, with the remainder vesting in equal monthly installments over the following 36 months.

(10)

Represents an option to purchase 54,037 shares of Class A common stock granted on April 14, 2021. The shares underlying this option vest, subject to continued service, in 48 equal monthly installments beginning on January 31, 2021.

(11)

Represents an option to purchase 1,796 shares of Class A common stock granted on May 12, 2021. The shares underlying this option vest, subject to continued service, in 48 equal monthly installments beginning on October 31, 2020.

(12)

Represents an option to purchase 110,000 shares of Class A common stock granted on February 9, 2022. The shares underlying this option vest, subject to continued service, as follows: 25% of the shares vested on February 9, 2023, with the remainder vesting in equal monthly installments over the following 36 months.

(13)

Represents an option to purchase 74,000 shares of Class A common stock granted on February 9, 2022. The shares underlying this option vest, subject to continued service, as follows: 25% of the shares vested on February 9, 2023, with the remainder vesting in equal monthly installments over the following 36 months.

(14)

Represents the grant of RSUs on March 29, 2022. The RSUs vested as to 25% on March 29, 2022, and the remainder in equal quarterly installments at the mid-point of each calendar quarter over three years beginning on February 15, 2021, provided that any vesting of the award was delayed until July 1, 2022, subject to continued service.

(15)

Represents the grant of RSUs on March 29, 2022. The RSUs vested as to 25% on March 20, 2023, and the remainder in equal quarterly installments at the mid-point of each calendar quarter over three years beginning on May 15, 2023, subject to continued service.

(16)	Represents the grant of RSU on April 26, 2022. The RSUs vest in equal installments on February 15, 2023, May 15, 2023, August 15, 2023 and November 15, 2023.
(17)

Represents a performance-based stock option to purchase 237,427 shares of Class A common stock granted on April 27, 2021. The shares underlying this option vest, subject to continued service, upon the first to occur of: (1) the completion of a SPAC transaction within two years of Mr. Huennekens’ start date and our common stock achieving a closing price per share of $15.00 or more for at least 20 out of 30 consecutive trading days within three years of the closing of the SPAC transaction; (2) the completion of an initial public offering within two years of Mr. Huennekens’ start date and our common stock achieving a closing price per share that equals or exceeds 1.5 times $3.92 (as adjusted) within three years of the closing of the initial public offering; or (3) the closing of a private financing round within three years of Mr. Huennekens’ start date in which $50 million or more is raised and our stock price per share equals or exceeds 1.5 times $3.92 (as adjusted).

(18)

Represents a performance-based stock option to purchase 237,427 shares of Class A common stock granted on April 27, 2021. The shares underlying this option vest, subject to continued service, upon the first to occur of: (1) the completion of a SPAC transaction within two years of Mr. Huennekens’ start date and our common stock achieving a closing price per share of $30.00 or more for at least 20 out of 30 consecutive trading days within four years of the closing of the SPAC transaction; (2) the completion of an initial public offering within two years of Mr. Huennekens’ start date and our common stock achieving a closing price per share that equals or exceeds 3.0 times $3.92 (as adjusted) within four years of the closing of the initial public offering; or (3) the closing of a private financing round within four years of Mr. Huennekens’ start date in which $50 million or more is raised and our stock price per share equals or exceeds 3.0 times $3.92 (as adjusted).
(19)

Represents an option to purchase 712,312 shares of Class A common stock granted on April 27, 2021. The shares underlying this option vest, subject to continued service, as follows: 25% of the shares vested on June 30, 2022, with the remainder vesting in equal monthly installments over the following 36 months.

(20)	Represents an option to purchase 237,437 shares of Class A common stock granted on March 29, 2022. The shares underlying this option vest in full on March 29, 2027, subject to continued service.
(21)

Represents an option to purchase 43,750 shares of Class A common stock granted on February 9, 2022. The shares underlying this option vest, subject to continued service, as follows: 25% of the shares were to vest on February 9, 2023, with the remainder vesting in equal monthly installments over the following 36 months.

(22)

Represents an option to purchase 150,000 shares of Class A common stock granted on February 9, 2022. The shares underlying this option vest, subject to continued service, as follows: 25% of the shares vested on September 27, 2022, with the remainder vesting in equal monthly installments over the following 36 months.

Employment Arrangements

We entered into an Offer Letter of Employment with Ms. Sainz as our President and Chief Executive Officer dated as of October 4, 2022, Legacy Hyperfine entered into an amended and restated Offer Letter of Employment with Mr. Gupta as Legacy Hyperfine’s Chief Financial Officer dated as of August 27, 2021, Legacy Hyperfine entered into an Offer Letter of Employment with Dr. Siddiqui as Legacy Hyperfine’s Chief Medical Officer and Chief Strategy Officer dated as of January 4, 2020, Legacy Hyperfine entered into an Offer Letter of Employment with Mr. Scott as Legacy Hyperfine’s President and Chief Executive Officer dated as of April 25, 2021, Legacy Hyperfine entered into an Offer Letter of Employment with Mr. White as Legacy Hyperfine’s Chief Commercial Officer dated as of August 24, 2021, and on July 8, 2022, our board of directors approved the terms of compensation to be granted to Mr. Huennekens for his service as Interim President and Chief Executive Officer, the material terms of which are each described below. In addition, each named executive officer has entered into a confidentiality agreement obligating the officer to refrain from disclosing any of our proprietary information received during the course of employment.

Maria Sainz

We entered into an Offer Letter of Employment with Ms. Sainz dated as of October 4, 2022, to begin employment as our President and Chief Executive Officer on October 24, 2022. Pursuant to the terms of her Offer Letter, Mr. Sainz’s initial annual base salary is $550,000. Ms. Sainz is eligible to receive an annual discretionary bonus with a target of 90% of her base salary. Ms. Sainz is entitled to receive a one-time sign-on bonus in the amount of $125,000, of which $62,500 was paid in November 2022 and $62,500 will be paid in May 2023, which is recoverable in full by us in the event that Ms. Sainz voluntarily terminates her employment with us or is terminated for “cause” (as defined in the Hyperfine, Inc. Executive Severance Plan, as amended (the “Severance Plan”)) prior to the 12 month anniversary of the commencement of her employment. The Offer Letter further provides that Ms. Sainz will receive an award of stock options to purchase 3,175,000 shares of our Class A common stock, which she was granted effective October 31, 2022, with 25% of the stock options to vest on the last day of the calendar month that includes the one year anniversary of her appointment, and 2.08% at the end of each month thereafter, subject to Ms. Sainz’s continued service to the Company through the applicable vesting dates.

Alok Gupta

Legacy Hyperfine entered into an Offer Letter of Employment with Mr. Gupta as of July 17, 2021, as amended as of August 27, 2021, as Legacy Hyperfine’s Chief Financial Officer. Pursuant to the terms of his Offer Letter, Mr. Gupta’s annual base salary was $400,000. Mr. Gupta was eligible to receive an annual discretionary bonus with a target of 40% of his base salary, prorated for calendar year 2021 and 2022, provided that he was employed with Hyperfine through the scheduled date of payment of such bonus.

Pursuant to his Offer Letter, Mr. Gupta was eligible to receive a one-time payment of $85,000 to be paid upon the six-month anniversary of his start date to cover the costs of relocation, of which no payment was made. If Mr. Gupta resigned without good reason prior to the 12-month anniversary of his start date, Mr. Gupta was required to repay the relocation payment. Mr. Gupta also received a bonus of $25,000 in January 2022 in connection with the completion of the Business Combination.

Mr. Gupta’s Offer Letter provides that, subject to approval by our board of directors or compensation committee, at the first meeting of the compensation committee following the registration of our equity compensation plan with the SEC after the closing of a SPAC Transaction (as defined below), Mr. Gupta would be granted 100,000 RSUs, which Mr. Gupta was granted in March 2022. These RSUs vested as to 25% on August 16, 2022, and the remainder in equal quarterly installments over three years, subject to Mr. Gupta’s continued employment on each vesting date. In addition, subject to approval by our board of directors or compensation committee, Mr. Gupta would be granted 200,000 stock options at the first meeting of the compensation committee following the closing of a SPAC Transaction, which Mr. Gupta was granted in February 2022. These stock options vested as to 25% on August 16, 2022, and the remainder in equal monthly installments over three years, subject to Mr. Gupta’s continued employment on each vesting date.

On February 3, 2023, we determined that Mr. Gupta’s employment would terminate effective as of March 31, 2023. In connection with the termination of his employment, we entered into a severance agreement with Mr. Gupta. In connection with the termination of his employment, Mr. Gupta received payment for all earned but unpaid wages earned through March 31, 2023, less the usual payroll deductions, and reimbursement of expenses. In addition, if Mr. Gupta elects continuation coverage under our group health plan through the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), we will pay for our portion of his regular premium until the earlier of (i) six months after the his employment termination date; or (ii) the date he becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA. Further, we agreed to pay Mr. Gupta separation pay equivalent to six months of his then-current base salary in the amount of $200,000, subject to all usual payroll deductions, and subject to the conditions set forth in his severance agreement. Under the terms of the severance agreement, we also agreed that the time allotted for Mr. Gupta to exercise all vested options will be extended through June 30, 2024.

Khan Siddiqui, M.D.

Legacy Hyperfine entered into an Offer Letter of Employment with Dr. Siddiqui as Legacy Hyperfine’s Chief Medical Officer and Chief Strategy Officer on January 4, 2020. Pursuant to the terms of his Offer Letter, Dr. Siddiqui’s annual base salary was $300,000. As of August 1, 2021, Dr. Siddiqui’s annual base salary was increased to $375,000, and as of March 3, 2023, Dr. Siddiqui’s annual base salary was increased to $436,800. Dr. Siddiqui is eligible to receive an annual discretionary bonus with a target of 50% of his annual base salary, provided that he is employed with the Company through the scheduled date of payment of such bonus.

Pursuant to his Offer Letter, Dr. Siddiqui was granted 235,145 stock options with an exercise price of $3.76 per share, with 25% of each award to vest on December 31, 2020, and the remainder of the options vesting in equal monthly installments, over the following three years, subject to Dr. Siddiqui’s continued employment on each vesting date.

Dave Scott

Legacy Hyperfine entered into an Offer Letter of Employment with Mr. Scott on April 25, 2021, as amended, to begin employment as Legacy Hyperfine’s President and Chief Executive Officer on May 24, 2021. Pursuant to the terms of his Offer Letter, Mr. Scott’s initial annual base salary was $400,000. Effective December 22, 2021, until his resignation that was effective July 29, 2022, Mr. Scott’s annual base salary was

$750,000. Mr. Scott was eligible to receive a minimum discretionary bonus of $400,000 for 2021 based on the successful completion of our initial public offering or a business combination that resulted in our operating business becoming a publicly traded company and the attainment of other goals, objectives and performance metrics. Beginning in 2022, Mr. Scott was eligible to receive an annual discretionary bonus with a target of 100% of Mr. Scott’s base salary and a cap of 200% of Mr. Scott’s base salary, provided that he was employed with us through the scheduled date of payment of such bonus.

On June 27, 2022, Mr. Scott delivered his resignation as our President, Chief Executive Officer and a director on our board of directors, effective July 29, 2022. In connection with Mr. Scott’s resignation, we and Mr. Scott entered into a letter agreement, dated as of June 29, 2022, that provides that we would pay his base salary earned through July 29, 2022 and Mr. Scott’s equity awards will continue to be governed by the applicable award agreements.

Pursuant to his Offer Letter, Mr. Scott received a one-time signing bonus of $1,500,000, with the first installment of $750,000 paid upon his start date and the second installment of $750,000 paid upon the six-month anniversary of his start date. If Mr. Scott was terminated by us for cause (as defined in his Offer Letter) or resigned without good reason (as defined in his Offer Letter) prior to the six-month anniversary of his start date, Mr. Scott would be required to repay the sign-on bonus. If Mr. Scott was terminated by us without cause or resigned with good reason, he would not be required to repay the sign-on bonus.

In addition, pursuant to the Offer Letter, Mr. Scott was granted 1,899,500 time-based stock options with an exercise price of $3.27 per share, with 25% of the award vested on June 30, 2022, and the remainder of the options vesting in equal monthly installments over the following 36 months. If Mr. Scott’s employment was terminated because of his death, such options would vest such that no less than 50% of the shares subject to the award would be vested on the termination date.

Mr. Scott was also granted 474,875 performance-based stock options with an exercise price of $3.27 per share (the “1.5X Options”), which options vest upon the first to occur of: (1) the completion of a business combination that results in the operating business of Legacy Hyperfine and Liminal becoming a publicly traded company (a “SPAC transaction”) within two years of Mr. Scott’s start date and our common stock achieving a closing price per share of $15.00 or more for at least 20 out of 30 consecutive trading days within two years of the closing of the SPAC transaction; (2) the completion of the initial public offering of Legacy Hyperfine and Liminal (“IPO”) within two years of Mr. Scott’s start date and our common stock achieving a closing price per share that equals or exceeds 1.5 times $3.92 (as adjusted) within two years of the closing of the IPO; or (3) the closing of a private financing round (a “Financing”) within two years of Mr. Scott’s start date in which $50 million or more is raised and our stock price per share equals or exceeds 1.5 times $3.92 (as adjusted). On February 24, 2022, the board of directors amended the 1.5X Options to extend the time period for achieving a closing price per share of $15.00 or more for at least 20 out of 30 consecutive trading days from within two years of the closing of the SPAC transaction to within three years of the closing of the SPAC transaction. In addition, Mr. Scott was granted 474,875 performance-based stock options with an exercise price of $3.27 per share, which options vest upon the first to occur of: (1) the completion of a SPAC transaction within two years of Mr. Scott’s start date and our common stock achieving a price per share of $30.00 or more for at least 20 out of 30 consecutive trading days within four years of the closing of the SPAC transaction; (2) the completion of an IPO within two years of Mr. Scott’s start date and our common stock achieving a price per share that equals or exceeds 3.0 times $3.92 (as adjusted) within four years of the closing of the IPO; or (3) the closing of a private financing round within four years of Mr. Scott’s start date in which $50 million or more is raised and our stock price per share equals or exceeds 3.0 times $3.92 (as adjusted). Mr. Scott’s Offer Letter provided that, subject to approval by the board of directors, Mr. Scott would be granted 474,875 performance-based stock options (the “5X Options”), which options will vest upon the first to occur of: (1) the completion of a SPAC transaction within two years of Mr. Scott’s start date and our common stock achieving a price per share of $50.00 or more for at least 20 out of 30 consecutive trading days within six years of the closing of the SPAC transaction; (2) the completion of an IPO within two years of Mr. Scott’s start date and our common stock achieving a price per share that equals or exceeds 5.0 times $3.92 (as adjusted) within six years of the closing of the IPO; or (3) the closing of a private financing round within six years of Mr. Scott’s start date in which $50 million or more is raised and our stock price per share equals or exceeds 5.0 times $3.92 (as adjusted). In lieu of the 5X Options, on March 29, 2022 Mr. Scott was granted 474,875 options with an exercise price of $3.32 per share, which would vest in full on the five year anniversary of the grant date, subject to Mr. Scott’s continued employment through the vesting date.

Following the closing of a SPAC transaction or IPO within two years of Mr. Scott’s start date, Mr. Scott was entitled to receive a grant of RSUs with a value of $2,500,000, subject to the approval of the board of directors, Mr. Scott’s continued service on the grant date and time-based vesting conditions. On April 26, 2022, Mr. Scott was granted 649,350 RSUs, which continue to remain outstanding until vested in equal installments on February 15, 2023, May 15, 2023, August 15, 2023 and November 15, 2023. In the event a SPAC transaction or IPO had not occurred, Mr. Scott would have been awarded a transaction bonus of $2,500,000 for a successful financing round of Legacy Hyperfine of $50 million or more within two years of his start date.

Pursuant to the Offer Letter, if Mr. Scott’s employment was terminated without cause or if Mr. Scott resigned with good reason, Mr. Scott would receive severance equal to 12 months base salary and target bonus and payment of an amount equal to COBRA premiums for 12 months. He would receive 12 months accelerated vesting of outstanding time-based vesting equity awards, and any vested options, including options with performance-based vesting that have previously vested, would be eligible to be exercised until the earlier of the third anniversary of Mr. Scott’s termination of employment or their originally scheduled expiration date. Mr. Scott would also receive 36 months of accelerated vesting of any outstanding RSUs granted in connection with a SPAC transaction or IPO described above. If a SPAC transaction, IPO or Financing has not occurred and we terminated Mr. Scott’s employment within 24 months of his start date, Mr. Scott would receive $2,500,000 in lieu of the RSU grant described above.

If during the period beginning three months prior to and ending eighteen months following the date of a change in control, we terminated Mr. Scott’s employment without cause or if he resigned with good reason, Mr. Scott would receive severance equal to two times the sum of his base salary and target bonus, paid as a lump sum, plus payment of an amount equal to COBRA premiums for 24 months. He would receive 100% accelerated vesting for all time-based vesting equity awards and for the award of 474,875 performance-based stock options that includes the performance vesting criteria of a price per share that equals or exceeds 1.5 times $3.92 (as adjusted). The awards subject to such accelerated vesting shall be eligible to be exercised until the earlier of the third anniversary of Mr. Scott’s termination of employment or their originally scheduled expiration date. In addition, if a SPAC transaction, IPO or financing round had not occurred and we terminated Mr. Scott’s employment without cause or Mr. Scott terminated his employment for good reason during a change in control period and within 36 months of his start date, Mr. Scott would receive $2,500,000 in lieu of the RSU grant described above.

R. Scott Huennekens

On June 29, 2022, our board of directors appointed our Executive Chairperson, R. Scott Huennekens, to serve as our Interim President and Chief Executive Officer, effective as of July 29, 2022, to succeed Mr. Scott while we searched for Mr. Scott’s replacement. On July 8, 2022, our board of directors approved the terms of compensation to be granted to Mr. Huennekens for his service as Interim President and Chief Executive Officer. Mr. Huennekens was compensated in the amount of $30,000 per month, effective as of July 1, 2022, until a new President and Chief Executive Officer was duly appointed and qualified, which occurred on October 24, 2022. In addition, Mr. Huennekens continued to be entitled to an annual cash retainer fee of $50,000, an annual equity grant and the reimbursement of expenses for his service as a non-employee director in accordance with our Nonemployee Director Compensation Policy. In addition, on July 8, 2022, we terminated the Consulting Agreement, dated as of April 25, 2021, by and between Legacy Hyperfine and Mr. Huennekens, effective June 30, 2022, pursuant to which Mr. Huennekens was entitled to payment of $10,000 per month for his service as Executive Chairperson.

On October 4, 2022, in connection with the appointment of Ms. Sainz as our President and Chief Executive Officer, our board of directors approved the terms of compensation to be granted to Mr. Huennekens for his continued service as Executive Chairperson of our board of directors. Mr. Huennekens will be compensated in the amount of $10,000 per month, effective as of the date of Ms. Sainz’s appointment, and continuing until his successor has been appointed or until his earlier death, resignation or removal. In addition, Mr. Huennekens will continue to be entitled to an annual cash retainer fee of $50,000, an annual equity grant and the reimbursement of expenses for his service as a non-employee director in accordance with our Nonemployee Director Compensation Policy.

Scott White

Legacy Hyperfine entered into an Offer Letter of Employment with Mr. White on August 24, 2021 to serve as Legacy Hyperfine’s Chief Commercial Officer starting on September 27, 2021. Pursuant to the terms of his Offer Letter, Mr. White’s annual base salary was $325,000. Mr. White was eligible to receive an annual discretionary bonus with a target of 40% of his base salary, to be prorated for calendar year 2021 and 2022, provided that he was employed with us through the scheduled date of payment of such bonus.

Pursuant to his Offer Letter, Mr. White received a one-time payment of $25,000 as a sign-on bonus. If Mr. White voluntarily terminated his employment prior to the 12-month anniversary of his start date, Mr. White was required to repay the sign-on bonus.

Mr. White’s Offer Letter provided that, subject to approval by the board of directors or compensation committee, at the first meeting of the board of directors or the compensation committee following the registration of our equity compensation plan with the SEC after the closing of a SPAC Transaction, Mr. White would be granted 20,000 RSUs, with 25% of the award to vest on September 30, 2022 and the remainder of the RSUs vesting in equal quarterly installments over the following three years, subject to Mr. White’s continued employment on each vesting date. With respect to this award, ultimately, in March 2022, Mr. White was granted 21,875 RSUs, with 25% of the award to vest on March 20, 2023, and the remainder of the RSUs vesting in equal quarterly installments over the following three years, subject to Mr. White’s continued employment on each vesting date. In addition, subject to approval by the board of directors or compensation committee, Mr. White would be granted 40,000 stock options at the first meeting of the board of directors following the closing of a SPAC Transaction, with an exercise price equal to the closing price of the stock on such date, with 25% of the award to vest on September 30, 2022, and the remainder of the options vesting in equal monthly installments over the following three years, subject to Mr. White’s continued employment on each vesting date. With respect to this award, ultimately, in February 2022, Mr. White was granted 43,750 options to purchase shares of common stock, with 25% of the award to vest on February 9, 2023, and the remainder of the options vesting in equal monthly installments over the following three years, subject to Mr. White’s continued employment on each vesting date.

Mr. White’s employment with us terminated effective as of November 15, 2022. In connection with the termination of his employment, we entered into a separation agreement with Mr. White, dated as of November 15, 2022. In connection with the termination of his employment, Mr. White received payment for all earned but unpaid wages earned through November 15, 2022, less the usual payroll deductions, and reimbursement of expenses. In addition, if Mr. White elected continuation coverage under our group health plan through COBRA, we would pay for our portion of his regular premium until the earlier of (i) February 28, 2023; or (ii) the date he became eligible for health benefits through another employer or otherwise became ineligible for COBRA. Further, we agreed to pay Mr. White separation pay in the amount of $75,000, subject to all usual payroll deductions, and subject to the conditions set forth in his separation agreement.

Employee Benefits

Our NEOs participate in employee benefit programs available to our employees generally, including a tax-qualified 401(k) plan. We did not maintain any executive-specific benefit or perquisite programs in 2022 or 2021.

Severance Plan

On December 22, 2021, the board of directors adopted the Hyperfine, Inc. Executive Severance Plan (the “Severance Plan”), which was amended on October 3, 2022, November 22, 2022, December 5, 2022 and February 3, 2023. Participants currently listed in the Severance Plan include Maria Sainz, our President and Chief Executive Officer; Brett Hale, our Chief Administrative Officer, Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary; Khan Siddiqui, M.D., our Chief Medical Officer and Chief Strategy Officer; Tom Teisseyre, our Chief Product Officer; and Alok Gupta, our former Chief Financial Officer and Treasurer.

Under the Severance Plan, if we terminate a participant’s employment without cause (as defined in the Severance Plan) at any time other than during the twelve (12) month period following a change in control (as such term is defined in the Severance Plan) (the “Change in Control Period”), then the participant is eligible to receive the following benefits:

•	Severance payable in the form of salary continuation or a lump sum payment. The severance amount is equal to participant’s then-current base salary times a multiplier included in the Severance Plan.

•	We will pay for company contribution for continuation coverage under COBRA during the severance period.

Under the Severance Plan, if we terminate a participant’s employment without cause or a participant resigns for good reason, during the Change in Control Period, then the participant is eligible to receive the following benefits:

•

Severance payable in a single lump sum. The severance amount is equal to participant’s then-current base salary and then-current target annual bonus opportunity, times a change in control multiplier included in the Severance Plan.

•	We will pay for company contribution for continuation coverage under COBRA during the severance period.

•

Any outstanding unvested equity awards held by the participant under any then-current outstanding equity incentive plan(s) will become fully vested as of the date the termination of such participant’s employment becomes effective.

A participant’s rights to any severance benefits under the Severance Plan are conditioned upon the participant executing and not revoking a valid separation and general release of claims agreement in a form provided by us.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended 2022 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our board of directors. Maria Sainz is our President and Chief Executive Officer and R. Scott Huennekens served as our Interim President and Chief Executive Officer for part of 2022; as such, their respective compensation earned as non-employee directors is disclosed in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1)($)	Total ($)
Jonathan M. Rothberg, Ph.D.	$51,370	$100,000	$151,370
John Dahldorf	$79,623	$100,000	$179,623
Ruth Fattori	$71,918	$283,000	$354,918
Daniel J. Wolterman	$71,918	$100,000	$171,918

(1)

The amount represents the aggregate grant date fair value for option awards computed in accordance with ASC 718. For Ms. Fattori, the amount also includes $27,736 representing the incremental fair value associated with the modification of certain stock options in the Option Repricing, computed in accordance with ASC Topic 718. A discussion of our methodology for determining grant date fair value may be found in Note 10 to our audited combined and consolidated financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 22, 2023. The following table shows the aggregate number of shares subject to options and restricted stock units held by each of our non-employee directors as of December 31, 2022:

Name	Number of Stock Options Held at Fiscal Year-End	Number of Restricted Stock Units Held at Fiscal Year-End
R. Scott Huennekens	1,509,968	13,057
Jonathan M. Rothberg, Ph.D	1,067,845	13,057
John Dahldorf	85,345	13,057
Ruth Fattori	185,345	13,057
Daniel J. Wolterman	85,345	13,057

Director Compensation Policy

On December 22, 2021, we adopted a nonemployee director compensation policy. Pursuant to the policy, the annual retainer for non-employee directors is $50,000. Annual retainers for committee membership are as follows:

Position	Retainer
Audit committee chairperson	$20,000
Audit committee member	$10,000
Compensation committee chairperson	$15,000
Compensation committee member	$7,500
Nominating and corporate governance committee chairperson	$10,000
Nominating and corporate governance committee member	$5,000

These fees are payable in arrears in quarterly installments as soon as practicable following the last business day of each fiscal quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on our board of directors, on such committee or in such position. Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the board and any committee of the board on which they serve and in connection with other business related to the board. Directors may also be reimbursed for reasonable out-of-pocket business expenses in accordance with our travel and other expense policies, as may be in effect from time to time.

In addition, we grant to new non-employee directors upon their initial election to our board of directors (including any non-employee director whose election to our board of directors was approved at the special meeting of stockholders held on December 21, 2021) a number of RSUs (each RSU relating to one share of our Class A common stock) having an aggregate fair market value equal to $180,000, determined by dividing (A) $180,000 by (B) the closing price of our Class A common stock on Nasdaq on the date of the grant (rounded down to the nearest whole share), on the first business day after the date that the non-employee director is first appointed or elected to the board. Each of these grants shall vest in equal annual installments over three years from the date of the grant, subject to the non-employee director’s continued service as a director on the applicable vesting dates.

Further, in connection with each of our annual meetings of stockholders, each non-employee director automatically receives an option to purchase shares of our Class A common stock having an aggregate grant date fair value of $100,000, valued based on a Black-Scholes valuation method (rounded down to the nearest whole share), each year beginning in 2022 on the first business day after our annual meeting of stockholders. Each of these options has a term of 10 years from the date of the award and vests at the end of the period beginning on the date of each regular annual meeting of stockholders (or the first business day of the third fiscal quarter, as applicable) and ending on the date of the next regular annual meeting of stockholders, subject to the non-employee director’s continued service as a director through the applicable vesting dates.

Consulting Agreement with R. Scott Huennekens

Legacy Hyperfine entered into a Consulting Agreement with R. Scott Huennekens on April 25, 2021 to provide consulting services to Legacy Hyperfine as the Executive Chairman of Legacy Hyperfine’s board of directors. Pursuant to the terms of the Consulting Agreement, Mr. Huennekens was paid $10,000 per month. In addition, Mr. Huennekens was granted 712,312 stock options with an exercise price of $3.27 per share, with 25% of the award to vested on June 30, 2022, and the remainder of the options vesting in equal monthly installments over the following 36 months, subject to Mr. Huennekens’ continued service on each vesting date. Mr. Huennekens was also granted 237,437 performance-based stock options with an exercise price of $3.27 per share, which options vest upon the first to occur of: (1) the completion of a SPAC transaction within two years of Mr. Huennekens’ start date and our common stock achieving a closing price per share of $15.00 or more for at least 20 out of 30 consecutive trading days within three years of the closing of the SPAC transaction; (2) the completion of an initial public offering within two years of Mr. Huennekens’ start date and our common stock achieving a closing price per share that equals or exceeds 1.5 times $3.92 (as adjusted) within three years of the closing of the initial public offering; or (3) the closing of a private financing round within three years of Mr. Huennekens’ start date in which $50 million or more is raised and our stock price per share equals or exceeds 1.5 times $3.92 (as adjusted). In addition, Mr. Huennekens was granted 237,437 performance-based stock options with an exercise price of $3.27 per share, which options vest upon the first to occur of: (1) the completion of a SPAC transaction within two years of Mr. Huennekens’ start date and our common stock achieving a closing price per share of $30.00 or more for at least 20 out of 30 consecutive trading days within four years of the closing of the SPAC transaction; (2) the completion of an initial public offering within two years of Mr. Huennekens’ start date and our common stock achieving a closing price per share that equals or exceeds 3.0 times $3.92 (as adjusted) within four years of the closing of the initial public offering; or (3) the closing of a private financing round within four years of Mr. Huennekens’ start date in which $50 million or more is raised and our stock price per share equals or exceeds 3.0 times $3.92 (as adjusted). The exercise prices of the options described in this paragraph were reduced to $0.91 per share in connection with the Option Repricing. As discussed above, on July 8, 2022, we terminated the Consulting Agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2022.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	12,304,923	(1)	$1.34	(2)	6,522,133	(3)
Equity compensation plans not approved by security holders(4)	—		—		—
Total	12,304,923		$1.34		6,522,133	(5)

(1)

Consists (i) 3,871,651 shares to be issued upon exercise of outstanding options and vesting of outstanding RSUs under the Legacy Hyperfine 2014 Employee, Director and Consultant Equity Incentive Plan, as amended (the “Legacy Hyperfine Plan”), (ii) 133,092 shares to be issued upon exercise of outstanding options and vesting of outstanding RSUs under the Liminal 2021 Employee, Director and Consultant Equity Incentive Plan, as amended (the “Liminal Plan”), and (iii) 8,300,180 shares to be issued upon exercise of outstanding options and vesting of outstanding RSUs under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”).

(2)	Consists of the weighted-average exercise price of $1.34 for the 10,719,564 stock options outstanding on December 31, 2022.
(3)

Consists of 6,522,133 shares that remained available for future issuance under the 2021 Plan as of December 31, 2022. No shares remained available for future issuance under the Legacy Hyperfine Plan or the Liminal Plan as of December 31, 2022.

(4)

Does not include shares of common stock available for issuance upon the exercise of non-qualified stock options granted to Mr. Hale on February 13, 2023 in connection with the commencement of his employment with us. These awards were granted as an inducement award material to Mr. Hale entering into employment with us pursuant to Nasdaq Rule 5635(c)(4).

(5)

The 2021 Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2021 Plan to be added on the first day of each fiscal year, beginning in fiscal year 2022 and ending on the second day of fiscal year 2031. The evergreen provides for an automatic increase in the number of shares available for issuance equal to the lesser of (i) 4% of the number of outstanding shares of common stock on such date and (ii) an amount determined by the plan administrator. This total does not reflect the automatic increase in the number of shares available for issuance under the 2021 Plan that was effective on January 1, 2023 pursuant the evergreen provision.

REPORT OF AUDIT COMMITTEE

The audit committee of our board of directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market, has furnished the following report:

The audit committee assists our board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by our board of directors, which is available on our website at www.hyperfine.io. This committee reviews and reassesses our charter annually and recommends any changes to our board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2022. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2022, the audit committee took the following actions:

•

Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management and Deloitte & Touche LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2022;

•	Discussed with Deloitte & Touche LLP the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit Committees; and

•

Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee and the audit committee further discussed with Deloitte & Touche LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Members of the Hyperfine, Inc. Audit Committee

John Dahldorf (Chair)
Ruth Fattori
Daniel J. Wolterman

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires directors, executive officers, and persons owning more than 10% of any class of a company’s equity securities registered under Section 12 of the Exchange Act to file reports on a timely basis on the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of such equity securities with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish those companies copies of all Section 16(a) forms they file.

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis during the year ended December 31, 2022, with the exception of one late Form 4 filing by HC Sponsor LLC related to seven transactions that occurred from December 29, 2021 to February 3, 2022, which was filed on December 20, 2022.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

HealthCor Related Person Transactions

On January 29, 2021, HealthCor consummated the sale of 614,000 Class A ordinary shares (the “Private Placement Shares”) to the Sponsor at a price of $10.00 per share in a private placement simultaneously with the closing of HealthCor’s initial public offering (the “HealthCor IPO”). In December 2020 and January 2021, the Sponsor transferred 35,000 Class B ordinary shares to each of Dr. Christopher Wolfgang, Michael Weinstein and Taylor Harris, each a director of HealthCor, resulting in HealthCor’s independent directors holding an aggregate of 105,000 of the 4,312,500 Class B ordinary shares originally purchased by the Sponsor (the “Founder Shares”). On January 26, 2021, HealthCor effected a share capitalization pursuant to which it issued 862,500 additional Class B ordinary shares, resulting in its Sponsor and these other initial shareholders holding 5,175,000 Class B ordinary shares. Up to 675,000 Founder Shares were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ exercised their over-allotment option in connection with the HealthCor IPO. As a result of the underwriters’ election to fully exercise their over-allotment option, these Founder Shares were no longer subject to forfeiture.

In addition, the Sponsor purchased, pursuant to a written agreement, an aggregate of 614,000 Private Placement Shares for a purchase price of $10.00 per share in a private placement that occurred with the closing of the HealthCor IPO.

Prior to the completion of the Business Combination, HealthCor maintained its executive offices at 55 Hudson Yards, 28th Floor, New York, NY 10001. The cost for HealthCor’s use of this space was included in the up to $10,000 per month fee HealthCor paid to the Sponsor for office space, administrative and support services. Upon completion of the Business Combination, HealthCor ceased paying these monthly fees.

On November 23, 2020, HealthCor issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which HealthCor could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) March 31, 2021 and (ii) the completion of the HealthCor IPO. The balance of the Promissory Note was repaid in February 2021.

In connection with the HealthCor IPO, HealthCor entered into a registration and shareholder rights agreement (the “Registration and Shareholder Rights Agreement”) pursuant to which the Sponsor was entitled to certain registration rights with respect to the Private Placement Shares, the shares issuable upon conversion of working capital loans (if any) and the Class A ordinary shares issuable upon exercise of the foregoing and upon conversion of the Founder Shares, and, upon consummation of an initial business combination, to nominate three individuals for appointment to HealthCor’s board of directors, as long as the Sponsor holds any securities covered by the Registration and Shareholder Rights Agreement. The Registration and Shareholder Rights Agreement was replaced by the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) entered into by and among the Company, the Sponsor, and certain affiliates of the Sponsor, certain Legacy Hyperfine equityholders, certain Liminal equityholders, and certain other parties at the Closing as described below.

Legacy Hyperfine and Liminal

Liminal Series A Reclassification

On April 1, 2021, the outstanding capital stock of Liminal was reclassified into Series A-1 preferred stock and Series A-2 preferred stock, all of which was held by 4Bionics LLC (“4Bionics”). The Series A-1 preferred stock is entitled to 10 votes per share and the Series A-2 preferred stock is entitled to one vote per share. On April 2, 2021, 4Bionics distributed its shares of Liminal Series A-1 preferred stock and Series A-2 preferred stock to its members. In connection with the distribution, Jonathan M. Rothberg, Ph.D. received a cash payment from 4Bionics of $480,000 for prior services provided to Liminal, and as of the date hereof, Dr. Rothberg had received 38,239,355 shares of Series A-1 preferred stock and 778,439 shares of Series A-2 preferred stock with an aggregate estimated value, as of April 2, 2021, of approximately $43,309,751.

Lease Arrangements

We occupy office space at 351 New Whitfield Street, Guilford, Connecticut, residential space at 485 Old Whitfield Street, Guilford, Connecticut, and office space at 3000 El Camino Real, Suite 100, Palo Alto, California. Legacy Hyperfine and Liminal previously occupied office space at 251 West 30th Street, New York, New York. The residential space at 485 Old Whitfield Street, Guilford, Connecticut is leased by 4Catalyzer from Oceanco, LLC, of which Jonathan M. Rothberg Children’s Trust dated April 24, 1997 is the sole owner and Michael Rothberg, who is a sibling of Jonathan M. Rothberg, Ph.D., the Founder of Legacy Hyperfine and Liminal and Vice Chairperson of our board of directors, is the trustee of such trust. We have the right to rent rooms at 485 Old Whitfield Street from 4Catalyzer for $125 per employee per day. The office space at 351 New Whitfield Street, Guilford, Connecticut is leased from an unrelated landlord by 4Catalyzer. 4Catalyzer subleases space to us at 351 New Whitfield Street, where we occupy such portions of the space as 4Catalyzer may designate from time to time on a month-to-month basis, and we pay our pro rata share of expenses paid by 4Catalyzer for such space under the master lease. Prior to occupying office space at 351 New Whitfield Street, Legacy Hyperfine and Liminal occupied office space at 530 Old Whitfield Street, Guilford, Connecticut, which is owned by PB & AJ Express, LLC, whose manager and owner is Michael Rothberg, who is a sibling of Jonathan M. Rothberg, Ph.D., the Vice Chairperson of our board of directors. We paid PB & AJ Express, LLC on a month-to-month basis for use of the space. The office space at 3000 El Camino Real is leased from an unrelated landlord by 4Catalyzer. In connection with the Business Combination Agreement, 4Catalyzer granted us a license to use such portions of the office space at 3000 El Camino Real as 4Catalyzer may designate from time to time. The office space at 251 West 30th Street, New York, New York was leased from an unrelated landlord by 4Catalyzer. We paid 4Catalyzer on a month-to-month basis for use of the space in 485 Old Whitfield Street and 351 New Whitfield Street, but no rental or lease agreements are effective. Under these arrangements, Legacy Hyperfine and Liminal paid $20,025 and $8,666 for the years ended December 31, 2021, and 2022, respectively, related to 485 Old Whitfield Street; $129,344 and $142,390 for the same time periods, respectively, related to 351 New Whitfield Street; $99,854 and $90,675 for the same time periods, respectively, related to Suite 100 at 3000 El Camino Real; and $90,365 for the year ended December 31, 2021, related to 530 Old Whitfield Street.

Amended and Restated Technology Services Agreement

On November 11, 2020, Legacy Hyperfine and Liminal entered into an Amended and Restated Technology Services Agreement (the “ARTSA”) by and among 4Catalyzer, Legacy Hyperfine, Liminal and other participant companies controlled by the Rothbergs, including Butterfly Network, Inc., AI Therapeutics, Inc., Quantum-Si Incorporated, 4Bionics, identifeye Health Inc. and Homodeus Inc. Under the ARTSA, Legacy Hyperfine, Liminal and the other participant companies agreed to share certain non-core technologies, which means any technologies, information or equipment owned or otherwise controlled by the participant company that are not specifically related to the core business area of the participant, such as software, hardware, electronics, fabrication and supplier information, vendor lists and contractor lists, subject to certain restrictions on use, with the other participant companies. The ARTSA provides that ownership of each non-core technology shared by 4Catalyzer, Legacy Hyperfine, Liminal or another participant company will remain with the company that originally shared the non-core technology. The ARTSA also provides for 4Catalyzer to perform certain services to Legacy Hyperfine, Liminal and each other participant company, such as general administration, facilities, information technology, financing, legal, human resources and other services. The ARTSA also provides for the participant companies to provide other services to each other. The fees due to 4Catalyzer or the other participants for such services are allocated to Legacy Hyperfine, Liminal and the participant companies based on the total costs and expenses for the relative amount of services and resources used by the participant company, except for services with respect to intellectual property, which are based on a negotiated cost plus methodology. The ARTSA provides that all inventions of 4Catalyzer, Legacy Hyperfine, Liminal or the other participants made in the course of providing such services will be owned by the receiving participant and that the receiving participant will grant to the participant company providing the services a royalty-free, perpetual, limited, worldwide, non-exclusive license to use such inventions only in the core business field of the participating company. The ARTSA has an initial term of five years from the date of the ARTSA and provides that the ARTSA will be automatically extended for additional, consecutive one-year renewal terms. Each participating company, including Legacy Hyperfine and Liminal, has the right to terminate the ARTSA at any time upon 30 days’ prior notice and 4Catalyzer has the right to terminate the ARTSA at any time upon 90 days’ prior notice. We paid an aggregate of $2,281,792 and $808,251 during the years ended December 31, 2021 and 2022, respectively, for services under the ARTSA. We received an aggregate of $11,685 and $0 during the years ended December 31, 2021 and 2022, respectively, for services under the ARTSA. On July 7, 2021, Legacy Hyperfine, Liminal and 4Catalyzer entered into First Addendums to the ARTSA, pursuant to which Legacy Hyperfine and Liminal each terminated its participation under the ARTSA immediately prior to the Closing. Legacy Hyperfine and Liminal each entered into a Master Services Agreement (the “Master Services Agreements”) with 4Catalyzer effective as of July 7, 2021 pursuant to which Legacy Hyperfine and Liminal may engage 4Catalyzer to provide services such as general administration, facilities, information technology, financing, legal, human resources and other services, through future statements of work and under terms and conditions to be determined by the parties with respect to any services to be provided.

Technology and Services Exchange Agreement

Legacy Hyperfine and Liminal have entered into Technology and Services Exchange Agreements (each, a “TSEA” and collectively, the “TSEA”) with other participant companies controlled by the Rothbergs. A TSEA by and among Butterfly Network, Inc., AI Therapeutics, Inc., Quantum-Si Incorporated, 4Bionics, identifeye Health Inc. (f/k/a Tesseract Health, Inc.), Detect, Inc. (f/k/a Homodeus Inc.), Legacy Hyperfine and Liminal was signed in November 2020; a TSEA by and among Quantum-Si Incorporated, AI Therapeutics, Inc., 4Bionics, identifeye Health Inc., Detect, Inc., Legacy Hyperfine and Liminal was signed in February 2021 (and which Protein Evolution, Inc. joined in August 2021); and a TSEA by and among Legacy Hyperfine, Liminal, AI Therapeutics, Inc., identifeye Health Inc. and Detect, Inc. was signed in July 2021 and became effective upon the Closing. Under the TSEA, Legacy Hyperfine, Liminal and the other participant companies may, in their discretion, permit the use of non-core technologies, which include any technologies, information or equipment owned or otherwise controlled by the participant company that are not specifically related to the core business area of the participant, such as software, hardware, electronics, fabrication and supplier information, vendor lists and contractor lists, by other participant companies. The TSEA provides that ownership of each non-core technology shared by Legacy Hyperfine, Liminal or another participant company will remain with the company that originally shared the non-core technology. In addition, any participant company (including Legacy Hyperfine and Liminal) may, in its discretion, permit its personnel to be engaged by another participant company to perform professional, technical or consulting services for such participant. Unless otherwise agreed to by Legacy Hyperfine, Liminal and the other participant company, all rights, title and interest in and to any inventions, works-of-authorship, idea, data or know-how invented, made, created or developed by the personnel (employees, contractors or consultants) in the course of conducting services for a participant company (“Created IP”) will be owned by the participant company for which the work was performed, and the recipient participant company grants to the party that had its personnel provide the services that resulted in the creation of the Created IP a royalty-free, perpetual, limited, worldwide, non-exclusive, sub-licensable (and with respect to software, sub-licensable in object code only) license to utilize the Created IP only in the core business field of the originating participant company, including a license to create and use derivative works based on the Created IP in the originating participant’s core business field, subject to any agreed upon restrictions. Fees or other compensation payable for services or use of technology under the TSEA will be determined at fair market value and set forth in one or more written work orders to be entered into between the applicable participant companies. As of April 1, 2023, the amount of financial obligations Legacy Hyperfine and Liminal have under the TSEA is approximately $63,600.

Investors’ Rights, Voting and Right of First Refusal Agreements with Legacy Hyperfine and Liminal Stockholders

In connection with Legacy Hyperfine’s Series D preferred stock financing, Legacy Hyperfine entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with holders of Legacy Hyperfine’s preferred stock and certain holders of its common stock.

In April 2021, Liminal entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with holders of Liminal’s preferred stock. In connection with the distribution of Liminal preferred stock by 4Bionics, each recipient of Liminal preferred stock became party to the investors’ rights, voting and right of first refusal and co-sale agreements.

Amended and Restated Registration Rights Agreement

At the Closing of the Business Combination, the Company, the Sponsor, certain affiliates of the Sponsor, certain stockholders of Legacy Hyperfine, and certain stockholders of Liminal entered into the Registration Rights Agreement, pursuant to which, among other things, the parties to the Registration Rights Agreement agreed, subject to certain exceptions, not to effect any sale or distribution of any equity securities of the Company held by any of them during the lock-up period described therein and were granted certain registration rights with respect to their respective shares of the Company’s common stock, in each case, on the terms and subject to the conditions therein.

Advisory Agreement with Jonathan M. Rothberg, Ph.D.

In connection with the consummation of the Business Combination, Legacy Hyperfine and Dr. Rothberg, the Founder of Legacy Hyperfine and Liminal and a member of our board of directors, entered into the Advisory Agreement, effective as of the Closing, pursuant to which Dr. Rothberg agreed to advise our Chief Executive Officer and provide guidance to our board of directors. As compensation for Dr. Rothberg’s services under the Advisory Agreement, we paid Dr. Rothberg a consulting fee of $16,667 per month during the term of the Advisory Agreement. On June 13, 2022, we and Dr. Rothberg terminated the Advisory Agreement.

Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements and our Bylaws require that we indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, the indemnification agreements and the Bylaws also require us to advance expenses incurred by our directors and officers. We also maintain a general liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Policies and Procedures for Related Party Transactions

We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds the lesser of (i) $120,000, and (ii) one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company or any of its subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A “Related Person” is:

•	any person who is or was an executive officer, director, or director nominee of the Company at any time since the beginning of the Company’s last fiscal year;

•	a person who is or was an Immediate Family Member (as defined below) of an executive officer, director, director nominee at any time since the beginning of the Company’s last fiscal year;

•	any person who, at the time of the occurrence or existence of the transaction, is the beneficial owner of more than 5% of any class of the Company’s voting securities (a “Significant Stockholder”); or

•	any person who, at the time of the occurrence or existence of the transaction, is an Immediate Family Member of a Significant Stockholder of the Company.

An “Immediate Family Member” of a person is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, or any other person sharing the household of such person, other than a tenant or employee.

The Company has implemented policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee has the responsibility to review related party transactions.

Under the related person transaction policy, any related person transaction will be reviewed and approved by the audit committee prior to effectiveness or consummation of the transaction, whenever practicable, and if advance approval is not practicable under the circumstances, ratified by the audit committee at its next meeting. Alternatively, a related person transaction arising in the time period between meetings of the audit committee may be presented to the chairperson of the audit committee, who shall review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.

To identify related person transactions in advance, we expect to rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the amount involved in the transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction; and

•

any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee will approve only those transactions that it determines are fair to the Company and in the Company’s best interests.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

On April 6, 2023, our board of directors nominated R. Scott Huennekens, Jonathan M. Rothberg, Ph.D., Maria Sainz, John Dahldorf, Ruth Fattori and Daniel J. Wolterman for election at the annual meeting. If they are elected, they will serve on our board of directors until the 2024 annual meeting of stockholders and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of R. Scott Huennekens, Jonathan M. Rothberg, Ph.D., Maria Sainz, John Dahldorf, Ruth Fattori and Daniel J. Wolterman as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our board of directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

The affirmative vote of a majority of the votes cast in favor of or against the election of each nominee is required to elect each nominee as a director.

OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF R. SCOTT HUENNEKENS, JONATHAN M. ROTHBERG, PH.D., MARIA SAINZ, JOHN DAHLDORF, RUTH FATTORI AND DANIEL J. WOLTERMAN AS DIRECTORS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Grant Thornton LLP as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2023. Our board of directors proposes that the stockholders ratify this appointment. We expect that representatives of Grant Thornton LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In connection with the closing of the Business Combination on December 22, 2021, our audit committee appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our combined and consolidated financial statements for the year ended December 31, 2021. Marcum LLP served as independent registered public accounting firm of HealthCor prior to the Business Combination. Accordingly, Marcum LLP was replaced as the Company’s independent registered public accounting firm upon the closing of the Business Combination. Prior to the closing of the Business Combination, Deloitte & Touche LLP served as auditor for Legacy Hyperfine and Liminal and audited the combined financial statements of Legacy Hyperfine and Liminal as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020.

On March 24, 2023, our audit committee appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. On March 24, 2023, the audit committee also dismissed Deloitte & Touche LLP as our independent registered public accounting firm. The audit report of Deloitte & Touche LLP on our combined and consolidated financial statements as of and for each of the two years ended December 31, 2022 did not contain an adverse opinion or a disclaimer of an opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. We do not anticipate representatives of Deloitte & Touche LLP will be present at the annual meeting.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through March 24, 2023, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreements in its audit reports on our combined and consolidated financial statements for such years.

During the fiscal years ended December 31, 2022 and 2021 and in the subsequent interim period through March 24, 2023, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the following two previously-disclosed material weaknesses:

•

prior to the closing of the Business Combination in December 2021, Legacy Hyperfine and Liminal were private companies and had limited accounting and financial reporting personnel and other resources with which to address their internal controls and procedures, outsourced their accounting and financial reporting to 4Catalyzer Corporation (“4Catalyzer”), and did not have their own finance function to appropriately perform the supervision and review of the information received from 4Catalyzer and assess its reasonableness and accuracy. As a result, in connection with the combined financial statement close process of Legacy Hyperfine and Liminal for the years ended December 31, 2020 and 2019, we identified a material weakness in our internal control over financial reporting.

•

HealthCor previously recorded a portion of its Class A ordinary shares subject to possible redemption in permanent equity. Notwithstanding the presence of maximum redemption thresholds or charter provisions common in SPACs that provide a limitation on redemptions that would cause a SPAC’s net tangible assets to be less than $5,000,001, in accordance with SEC Staff guidance on redeemable equity instruments, ASC 480-10-S99, “Distinguishing Liabilities from Equity”, and EITF Topic D-98, “Classification and Measurement of Redeemable Securities”, and, according to SEC Staff communications with certain independent auditors, redemption provisions not solely within the control of the issuing company require ordinary shares subject to redemption to be classified outside of permanent equity. Although we did not specify a maximum redemption threshold in HealthCor’s Amended and Restated Memorandum and Articles of Association (the “HealthCor Articles”), the HealthCor Articles provided that we could not redeem our public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In light of the SEC Staff communications with certain independent auditors, our management re-evaluated the effectiveness of our disclosure controls and procedures, and based upon that evaluation, we concluded that the misclassification of the Class A ordinary shares was quantitatively material to individual line items within the balance sheet. This resulted in a restatement of the initial carrying value of the Class A ordinary shares subject to possible redemption, with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and ordinary shares. We concluded that the foregoing represents a material weakness in our internal controls over financial reporting.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through March 24, 2023, neither we nor anyone on our behalf consulted with Grant Thornton LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our combined and consolidated financial statements, and neither a written report nor oral advice was provided to us that Grant Thornton LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

In deciding to appoint Grant Thornton LLP, the audit committee reviewed auditor independence issues and existing commercial relationships with Grant Thornton LLP and concluded that Grant Thornton LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2023.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for the years ended December 31, 2022 and 2021, and fees billed for other services rendered by Deloitte & Touche LLP during those periods ($ amounts in thousands).

	2022	2021
Audit Fees (1)	$1,192	$845
Audit-Related Fees (2)	—	—
Tax Fees (2)	—	—
All Other Fees (2)(3)	2	—

Total	$1,194	$845

(1)

Audit fees consisted of audit work performed in the preparation of financial statements and services in connection with our periodic and current SEC filings and registration statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as the provision of consents in connection with the filing of registration statements and related amendments, as well as other filings.

(2)

Deloitte & Touche LLP did not provide any products and services not disclosed in the table above during the fiscal years ended December 31, 2022 and 2021. As a result, there were no other fees billed or paid during those fiscal years.

(3)	Fees for annual subscription to Deloitte & Touche LLP’s online resource library are included in “All Other Fees.”

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. We generally do not request such services from our independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment.

The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the appointment of the independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL NO. 3

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO LIMIT THE LIABILITY OF OUR OFFICERS AS PERMITTED BY RECENT AMENDMENTS TO DELAWARE LAW

Our board of directors has determined that it is advisable to amend our certificate of incorporation, as amended, to provide for the elimination or limitation of monetary liability of our officers for breach of the duty of care, and has voted to recommend that the stockholders adopt an amendment to our certificate of incorporation, as amended, to limit the liability of our officers as permitted by recent amendments to Delaware law. The full text of the proposed amendment to the certificate of incorporation, as amended, is attached to this proxy statement as Appendix A.

Background

The State of Delaware, which is our state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances in accordance with Section 102(b)(7) of the Delaware General Corporation Law. The new Delaware legislation only permits, and our proposed amendment would only permit, exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

Reasons for the Proposed Amendment

Our certificate of incorporation, as amended, currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers. The board of directors believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current directors from accepting or continuing membership on corporate boards and prospective or current officers from serving corporations. In the absence of such protection, qualified directors and officers might be deterred from serving as directors or officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit.

For the reasons stated above, it is in the interest of us and our stockholders that the amendment be approved. The proposed amendment would better position us to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. Additionally, it will align the protections for the officers with those protections afforded to the directors.

The proposed amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director or officer.

The affirmative vote of a majority of the voting power of our outstanding common stock is required to approve the amendment to our certificate of incorporation, as amended, to effect the proposed amendment to limit the liability of our officers as permitted by recent amendments to Delaware law.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, AS AMENDED, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The text of the code of business conduct and ethics is posted on our website at www.hyperfine.io and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at Hyperfine, Inc., 351 New Whitfield Street, Guilford, Connecticut 06437. Disclosure regarding any amendments to, or waivers from, provisions of the code of business conduct and ethics that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of Nasdaq.

OTHER MATTERS

Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2024 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 26, 2023. To be considered for presentation at the 2024 annual meeting of stockholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received not earlier than February 9, 2024 and no later than March 10, 2024. In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must follow the requirements set forth in Rule 14a-19 as promulgated under the Exchange Act.

Proposals that are not received in a timely manner or in accordance with applicable law will not be voted on at the 2024 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Hyperfine, Inc., 351 New Whitfield Street, Guilford, Connecticut 06437.

Guilford, Connecticut

April 24, 2023

APPENDIX A—TEXT OF AMENDMENT TO CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HYPERFINE, INC.

It is hereby certified that:

FIRST:	The name of the corporation is Hyperfine, Inc. (the “Corporation”).

SECOND:

The Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), is hereby further amended by striking out Article X in its entirety and by substituting in lieu of the following:

LIMITATION OF DIRECTOR AND OFFICER LIABILITY

To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer; provided, however, that nothing contained in this Article X shall eliminate or limit the liability of a director or an officer (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) with respect to an officer, in any action by or in the right of the Corporation. No repeal or modification of this Article X shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. All references in this paragraph to an officer shall mean only a person who at the time of an act or omission as to which liability is asserted is deemed to have consented to service by the delivery of process to the registered agent of the Corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of the State of Delaware as if they were nonresidents to apply § 3114(b) of Title 10 to this sentence).

THIRD:	The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

EXECUTED, effective as of this              day of                     , 2023.

HYPERFINE, INC.

By:
Name:
Title:

A-1

HYPERFINE, INC. 351 NEW WHITFIELD ST. GUILFORD, CONNECTICUT 06437, UNITED STATES

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HYPR2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V12654-P89761 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HYPERFINE, INC.
The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors
Nominees:	For	Against	Abstain
1a. R. Scott Huennekens	☐	☐	☐

1b. Jonathan M. Rothberg, Ph.D.	☐	☐	☐

1c. Maria Sainz	☐	☐	☐

1d. John Dahldorf	☐	☐	☐

1e. Ruth Fattori	☐	☐	☐

1f. Daniel J. Wolterman	☐	☐	☐
						For	Against	Abstain
2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.						☐	☐	☐

3. To approve a proposed amendment to the Hyperfine, Inc. certificate of incorporation, as amended, to limit the liability of its officers as permitted by recent amendments to Delaware law.						☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

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V12655-P89761

HYPERFINE, INC.

Annual Meeting of Stockholders

Thursday, June 8, 2023 at 11:00 a.m. Eastern Time

To be held via live audio webcast

This proxy is solicited by the Board of Directors

The undersigned appoints Maria Sainz and Brett Hale and each of them (the “Proxies”), as Proxies of the undersigned, with the full power of substitution, and authorizes each of them to represent and vote, as designated on the reverse hereof, all of the shares of Class A common stock and Class B common stock of Hyperfine, Inc., held of record by the undersigned at the close of business on April 20, 2023 at the Annual Meeting of Stockholders of Hyperfine, Inc. to be held on June 8, 2023, via live audio webcast at www.virtualshareholdermeeting.com/HYPR2023, or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment or postponement thereof.

Continued and to be signed on reverse side